     As filed with the Securities and Exchange Commission on October 1, 2002
                                            Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM F-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               PEPC WORLDWIDE N.V.
                               -------------------
             (Exact name of registrant as specified in its charter)

        The Netherlands                     2759                    N/A
-------------------------------   -------------------------  ------------------
(State or other jurisdiction of       (Primary Standard       (I.R.S. Employer
incorporation or organization)    Industrial Classification  Identification No.)
                                        Code Number)

                               Alexanderstraat 18
                       2514 JM The Hague, The Netherlands
                               +31 (070) 346 5056
                  --------------------------------------------
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                                  Raoul Maphar
                             Chief Executive Officer
                                PEPC WORLDWIDE NV
                               Alexanderstraat 18
                       2514 JM The Hague, The Netherlands
                               +31 (070) 346 5056
               --------------------------------------------------
               (Address, including zip code, and telephone number
                   including area code, of agent for service)

                                   Copies to:
    A. Jeffry Robinson, P.A.                           Joel Mayersohn, P.A.
        Broad and Cassel                                   Adorno & Yoss
  201 South Biscayne Boulevard                      350 East Las Olas Boulevard
    Miami Center, Suite 3000                                Suite 1700
      Miami, Florida 33131                           Fort Lauderdale, FL 33301
    Telephone: (305) 373-9400                        Telephone: (954) 763-1200
   Telecopier:  (305) 373-9443                       Telecopier:  (954) 766-7800
  ------------------------------                    ----------------------------

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

------------------------------------ ---------------------- --------------------- -------------------- --------------------
                                                              Proposed maximum         Proposed
        Title of each class              Amount to be          offering price      maximum aggregate        Amount of
  of securities to be registered          Registered            per Unit(1)        offering price(1)    registration fee
------------------------------------ ---------------------- --------------------- -------------------- --------------------
Units consisting of two shares of
common stock, par value(euro)0.01
per share and one Warrant ..........       1,150,000(2)           $ 16.00             $18,400,000          $ 1,692.80
------------------------------------ ---------------------- --------------------- -------------------- --------------------
Shares of common stock, par value
(euro)0.01 per share, issuable upon
exercise of Warrants underlying
Units(5) ...........................       1,150,000                10.00              11,500,000            1,058.00
------------------------------------ ---------------------- --------------------- -------------------- --------------------
Underwriter's Warrants to purchase
Units ..............................         115,000                0.001                  115                   0.01
------------------------------------ ---------------------- --------------------- -------------------- --------------------
Units consisting of two shares of
common stock, par value (euro)0.01
per share underlying Underwriter's
Warrant ............................         115,000                19.20               2,208,000              203.14
------------------------------------ ---------------------- --------------------- -------------------- --------------------
Shares of common stock, par value
(euro)0.01 per share, issuable upon
exercise of the Warrants underlying
the Underwriters Warrants(3) .......         115,000                10.00               1,150,000              105.80
------------------------------------ ---------------------- --------------------- -------------------- --------------------
Total:                                                                                                     $ 3,059,75
                                                                                                       ====================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").
(2) Includes 150,000 units which may be issued upon exercise of a 45-day option granted to the Underwriter solely to cover over-allotments, if any.
(3) Includes 300,000 common shares, which may be issued upon exercise of a 45-day option granted to the Underwriter solely to cover over-allotment, if any.
(4) Includes 150,000 warrants, which may be issued upon exercise of a 45-day option granted to the Underwriter solely to cover over-allotment, if any.
(5) Pursuant to Rule 416 under the Securities Act, this registration statement also covers additional shares as may become issuable as a result of anti-dilution provisions contained in the warrants.
(6) Represents warrants to be issued by us to the Underwriter at the time of delivery and acceptance of the securities to be sold by us to the public hereunder.

                                   ----------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

********************************************************************************
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
********************************************************************************

                   SUBJECT TO COMPLETION DATED OCTOBER 1, 2002

PROSPECTUS

                               PEPC Worldwide N.V.

                                     [LOGO]

                        1,000,000 Units consisting of two
             shares of common stock and one redeemable common stock
                                purchase warrant

     We are offering 1,000,000 units consisting of two shares of common stock and one redeemable common stock purchase warrant. The common shares and warrants included in our units may be separated at the discretion of our underwriter 30 days from the effective date of this offering, after which the common shares and warrants will trade separately. Each warrant entitles its owner to purchase one common share for $10.00. You may exercise your warrants for a three-year period beginning on the first anniversary date of the effective date of this offering. We may redeem some or all of our outstanding warrants beginning one year from the closing date of this offering for $0.10 per warrant at any time on 30 days' prior written notice if the closing bid price of our common shares is $17.50 for 30 consecutive trading days provided the notice is delivered within 45 days of the end of the 30-day consecutive trading period.

     Prior to this offering, there has been no public trading market for any of our securities. We will apply to list the units, common shares and warrants on the American Stock Exchange under the symbols PPC.U, PPC and PPC.W. We currently estimate that the initial public offering price will be between $14.00 and $16.00 per unit. For factors to be considered in determining the initial public offering price, see "Underwriting."

     You should carefully consider the risk factors beginning on page __ of this prospectus before participating in this offering.

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                             Per Common share             Total
                                             ----------------             -----
Initial public offering price .............. $                            $
Underwriting discount ...................... $                            $
Proceeds, before expenses, to us ........... $                            $

     We expect total cash expenses of this offering to be approximately $775,000, which includes a non-accountable expense allowance of two percent of the gross proceeds of this offering payable to the underwriter. The underwriter may, under certain circumstances, purchase from us up to an additional 15% of the number of units sold to the public, solely to cover over-allotments.

     The underwriter expects to deliver the units in _____________, on _____________, 2002.

                     NOBLE INTERNATIONAL INVESTMENTS, INC.,
                    AN AFFILIATE OF THE NOBLE FINANCIAL GROUP

                                   ----------

                 The date of this prospectus is ________, 2002.

                               TABLE OF CONTENTS

                                                                            Page

SUMMARY ....................................................................  2

RISK FACTORS ...............................................................  6

USE OF PROCEEDS ............................................................ 11

DIVIDEND POLICY ............................................................ 11

CAPITALIZATION AND INDEBTEDNESS ............................................ 12

DILUTION ................................................................... 12

SELECTED HISTORICAL FINANCIAL INFORMATION .................................. 14

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS .................................................... 15

OUR COMPANY ................................................................ 18

MANAGEMENT AND ADVISORS .................................................... 27

PRINCIPAL STOCKHOLDERS ..................................................... 32

RELATED PARTY TRANSACTIONS ................................................. 32

OUR SECURITIES ............................................................. 34

ADDITIONAL INFORMATION ..................................................... 35

SHARES ELIGIBLE FOR FUTURE SALE ............................................ 38

UNDERWRITING ............................................................... 38


     Unless the context otherwise requires, all references to "PEPC," "we," "us," or "our" include PEPC Worldwide N.V. and its subsidiaries. References in this prospectus to annual financial data for PEPC refer to fiscal years ending December 31. The term "Consolidated Financial Statements" means the consolidated financial statements of PEPC Worldwide N.V. and its subsidiaries and accompanying notes contained in this prospectus.

                             SERVICE OF PROCESS AND
                       ENFORCEABILITY OF CIVIL LIABILITIES

     We are incorporated under the laws of The Netherlands and substantially all of our assets are located outside the United States. In addition, none of our management board, supervisory board and executive officers are residents of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against such persons or PEPC judgments of U.S. courts based upon civil liabilities under the U.S. federal securities laws. The United States and The Netherlands do not have a treaty providing for the reciprocal recognition and enforcement of judgments, so U.S. judgments are not directly enforceable in The Netherlands. However, a final judgment for the payment of money obtained in a U.S. court, which is not subject to appeal or any other means of contestation and is enforceable in the United States, would in principle be upheld by a Netherlands' court of competent jurisdiction when asked to render a judgment in accordance with such final judgment by a U.S. court, without substantive re-examination or re-litigation on the merits of the subject matter thereof. That judgment, however, must have been rendered by a court of competent jurisdiction in accordance with rules of proper procedure, must not have been rendered in proceedings of a penal or revenue nature, its content and possible enforcement may not be contrary to public policy or public order of The Netherlands, and must not concern the recognition of punitive damages, which have no bearing on the amount of damages incurred. There can be no assurance that U.S. investors will be able to enforce against PEPC, its executive officers or members of the management or supervisory boards, or certain experts named herein who are residents of The Netherlands or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. PEPC has been advised by its Netherlands' counsel, Van Diepen & Van der Kroef, that there is doubt as to whether a Netherlands' court would impose civil liability on PEPC, or on its executive officers or the members of the management or supervisory boards, in an original action based solely upon the federal securities laws of the U.S. brought in a court of competent jurisdiction in The Netherlands against PEPC or such members.

Forward-Looking Statements

     This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as "anticipate," "estimate," "may," "will," "could," "expect," "project," "believe," "intend," "envision" and similar words or phrases which are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

     Some of the factors that would affect our financial performance, cause actual results to differ from our estimates, or underlie such forward-looking statements, are set forth in various places in this prospectus, including under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus. These factors include:

     o    limited operating history and no revenues to evaluate our business,

     o ability to create awareness of our services and drive traffic to our vending units,

     o    dependency on publisher for content,

     o    an accumulated deficit and a history of operating losses,

     o    dependency on third parties for the transmission of our content,

     o    ability to expand our dealer network, and

     o    other factors set forth in this prospectus.

     You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

     This prospectus is based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our company and the terms of the offering, including the merits and risks involved.

     You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                     SUMMARY

     The following summary highlights selected information about this offering. It may not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents to which we have referred you, as well as consult your own business, legal and tax advisors. The term "common shares" refers to our shares of common stock, par value (euro)0.01 per share. The term "common share purchase warrant or warrant" refers to our redeemable common stock purchase warrant to purchase one common share at an exercise price of $10.00 per share.

     All information contemplates an increase in the par value of our common shares to (euro)0.12 and a subsequent 12 for 1 stock split of our common shares, unless otherwise noted. For purposes of this prospectus, we will assume an initial offering price of $15.00 per unit. Solely for information purposes, and unless otherwise noted, this prospectus contains translations of certain euros amounts into or from U.S. dollars at a rate of (euro)1.00 = US$0.9856, the Noon Buying Rate in New York City for cable transfers in euros as certified for customs purposes by the Federal Reserve Bank of New York on June 30, 2002.

Our Company

     We provide newspaper publishers access to a new channel of distribution for national, international and local newspapers. We digitally distribute, print and sell their newspapers through interactive vending units, known as PRESSPOiNTs(TM) placed primarily in hotels, airports and cruise ships. We currently operate 80 PRESSPOiNTs located in 30 countries.

     Our business model changes the traditional newspaper publishing "print then distribute" business model to a "distribute then print" business model. Traditionally, publishers print the daily editions of their newspapers and then deliver the printed newspapers to their consumers. In the traditional distribution model, many locations do not receive a newspaper's latest edition. Our solution allows publishers to digitally distribute their latest editions to locations on a real-time cost-effective basis where they would generally not otherwise distribute their newspaper.

     PRESSPOiNTs offer the latest editions of newspapers 24 hours a day, seven days a week, 365 days a year. We are currently distributing approximately 97 international, national and local newspapers from around the world through our PRESSPOiNTs. Some of the newspapers currently available at the vending units are the leading newspapers in different countries. They include:

o  USA Today                 o  Le Figaro               o  Neue Zurcher Zeitung
o  Washington Post           o  Die Welt                o  De Telegraaf
o  Mainichi Shimbun          o  Il Giornale             o  El Pais

     Our services address the information needs of business and leisure travelers, and expatriates by giving them access to the latest edition of newspapers of their choice. The newspapers are always on time and never sold out. Our vending units bring the convenience of digital up-to-the minute speed combined with the familiarity of physical print and layout for each newspaper.

     We installed our current PRESSPOiNTs at our cost and expense in order to test the market. We concluded testing during the second quarter of 2002 and began the commercial rollout of our vending units in July 2002. While we own the vending units currently in operation, we plan to sell our current and future vending units to our dealers, who are responsible for the operation of the PRESSPOiNTs.

     Each PRESSPOiNT is equipped with a user-friendly color touch screen, which prompts customers through four easy steps to purchase the newspaper of their choice. Each PRESSPOiNT accepts payment by major credit cards or PRESSPOiNT card, which may be purchased at the location where the PRESSPOiNT is located. The PRESSPOiNT prints the selected newspaper on a laser-quality paper with a similar format as the selected newspaper's regular edition. We assemble each PRESSPOiNT at our facilities in The Netherlands using mostly off-the-shelf components, as well as certain custom components built in-house.

     In addition, we are currently testing our site license program whereby we digitally distribute the newspapers to a partner for printing and distributing newspapers in excess of 75 copies per day based on actual orders or expected demand. We have also developed a fee-based database service that allows customers to search our archives for news articles printed in previous editions for a fee. We expect the commercial rollout of the site license program in the fourth quarter of 2002 and of the database in the first half of 2003.

     Our business strategy will focus on:

     o strengthening our relationships with existing and future publishers to maximize additional revenue opportunities,
     o    aggressively increasing the number of newspapers we distribute,
     o    expanding our current global network of 44 dealers,
     o    increasing brand recognition, market distribution and penetration, and
     o diversifying our services to include ancillary products and services within the newspaper distribution business such as site licenses and a proprietary database.

     We expect to receive revenue from each of the following sources:

     o Sales of newspapers - Our dealer agreements and site license agreements provide for receipt of a fixed dollar amount per newspaper sold.
     o Sales of PRESSPOiNTs - We will receive the purchase price for each PRESSPOiNT sold to a dealer or site owner.
     o Sales of database services - We intend to charge customers a fee to search our database.
     o Sales of PRESSPOiNT cards - We intend to sell pre-paid cards that may be used at the vending units to purchase a newspaper.
     o Sales of advertising -We intend to sell print advertising with the newspapers and video commercials broadcasted on the PRESSPOiNT.

Corporate Information

     We were incorporated in The Netherlands on October 15, 1999 under the name PEPC Nederland B.V., as a private company with limited liability, referred to as a besloten vennootschap met beperkte aansprakelijkheid or a B.V. Effective on February 13, 2001, we converted our legal structure from a B.V. to a public company with limited liability, referred to as a naamloze vennootschap or an N.V. and changed our name to PEPC Worldwide N.V. Our principal office is located at Alexanderstraat 18, 2514 JM, The Hague, The Netherlands, and our telephone number is (31) (070) 346 5056. Our website is www.pepcworldwide.com. Information contained on our website does not constitute part of this prospectus.

                                  The Offering

The information below and elsewhere in this prospectus, unless otherwise stated, assumes no exercise of the over-allotment option or exercise of our warrants.

Securities offered .................... 1,000,000 units consisting of two common shares and one redeemable common stock
                                        purchase warrant. The common shares and
                                        the warrants included in the units may
                                        be separated at the discretion of our
                                        underwriter 30 days from the effective
                                        date of the offering in which event the
                                        common shares and warrants will trade
                                        separately.

Common shares:
    Number outstanding
         prior to this offering(1) .... 8,158,008 shares
    Number outstanding
         after this offering .......... 10,158,008 shares

Proposed offering price ............... $14.00 to $16.00 per unit.

Warrants:
    Number outstanding after
         this offering ................ 1,000,000
    Exercise period ................... The warrants will be exercisable for a three-year period beginning on the first
                                        anniversary date of the offering.
    Exercise price .................... The exercise price of each warrant is
                                        $10.00 per share.
    Redemption ........................ We may redeem some or all of the outstanding warrants beginning one year
                                        from the effective date of this offering for $0.10 per warrant at any time on 30 days' prior written notice if the closing bid price of our common shares is $17.50 for 30 consecutive trading days provided the notice is delivered within 45 days of the end of the 30-day consecutive trading period.

Proposed AMEX symbols ................. PPC.U, PPC and PPC.W

Use of proceeds ....................... The net proceeds of this offering, estimated to be approximately
                                        $12,575,000, will be used to assemble
                                        PRESSPOiNTs, increase sales and
                                        marketing efforts, purchase capital
                                        equipment, increase research and
                                        development of the site license and the
                                        searchable archive database, fund
                                        working capital requirements and other
                                        general corporate purposes. See "Use of
                                        Proceeds."

Risk factors .......................... You should carefully consider all of the information contained in this prospectus
                                        prior to investing in the units. In
                                        particular, we urge you to carefully
                                        consider the factors set forth under
                                        "Risk Factors" beginning on page ___ of
                                        this prospectus.
----------
(1) Represents common shares outstanding as of the date of this prospectus but does not give effect to common shares that may be issued upon the exercise of stock options granted or which may be granted pursuant our stock option plan. We have agreed with the underwriter not to issue stock options to purchase more than 15% of the total common shares outstanding for a period of three years.

                    Summary Historical Financial Information

     The following table presents historical financial and operating data derived from our audited consolidated financial statements and interim unaudited financial statements prepared in accordance with generally accepted accounting principles of the United States of America. The historical financial data should be read in conjunction with our consolidated financial statements and notes thereto, and our "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                         For the Period
                                        from October 15
                                          (inception)
                                            through                  Year Ended                       Six-Months Ended
                                          December 31,              December 31,                          June 30,
                                        ---------------     ----------------------------        ----------------------------
                                              1999              2000             2001              2001              2002
                                        ---------------     ----------        ----------        ----------        ----------
                                               $                $                 $                  $                  $
                                                                                                         (unaudited)
Statement of Operations Data:
Net sales .........................                0                 0                 0                 0                 0
Cost of sales .....................                0                 0                 0                 0                 0
                                          ----------        ----------        ----------        ----------        ----------
Gross profit ......................                0                 0                 0                 0                 0

Selling, general and administrative
  expense .........................                0           668,691         2,191,400           802,456         1,557,460
Research and development expense ..           87,565         2,696,770           478,149           146,745           298,407
                                          ----------        ----------        ----------        ----------        ----------
(Loss) from operations ............          (87,565)       (3,365,461)       (2,669,549)         (949,201)       (1,855,867)
Interest expense, net .............                0           (71,185)         (119,391)          (70,508)          (58,036)
                                          ----------        ----------        ----------        ----------        ----------
Net (loss) ........................          (87,565)       (3,436,646)       (2,788,940)       (1,019,709)       (1,913,903)
                                          ==========        ==========        ==========        ==========        ==========

Net (loss) per share - basic and
diluted ...........................            (0.02)            (0.71)            (0.51)            (0.19)            (0.34)
                                          ==========        ==========        ==========        ==========        ==========
Weighted average common shares
  outstanding .....................        4,561,253         4,816,645         5,422,972         5,388,450         5,680,760
                                          ==========        ==========        ==========        ==========        ==========

Balance Sheet Data:
Cash and cash equivalents .........           33,567           287,940            24,247                             180,940
Working capital ...................          (92,545)       (3,145,722)       (5,523,505)                         (7,579,462)
Total assets ......................           67,086         1,527,234         2,980,850                           3,488,146
Stockholder loans .................          118,389         2,772,729         5,012,612                           7,120,305
Accumulated deficit ...............          (87,565)       (3,524,211)       (6,313,151)                         (8,227,054)
Total stockholders' (deficit) .....          (68,027)       (2,119,436)       (2,784,527)                         (4,397,679)

                                  RISK FACTORS

     You should carefully consider the following risk factors and the other information in this prospectus before deciding to invest in the units. These are not the only risks and uncertainties that we face. Additional risks and uncertainties that we do not currently know about or that we currently believe are immaterial may also harm our business. If any of these risks or uncertainties occur, our business, financial condition, results of operations or prospects could be materially adversely affected.

                          RISKS RELATED TO OUR BUSINESS

Our limited operating history makes evaluating our business difficult.

     We commenced operations in October 1999 and have generated no revenue and sustained operating losses to date. Our business has been primarily limited to the operation of 80 vending units installed at various locations at our cost and expense on a test basis. It is difficult to evaluate our business and prospects because we have a limited operating history and only recently commenced commercial operations. You must consider the risks, expenses and difficulties frequently encountered by early stage companies in new and rapidly evolving markets, including digital content distribution companies. The likelihood of our success must be considered in light of the expenses, problems and delays frequently encountered by businesses in the early stages of development and the competitive environment in which we will operate.

Our business strategy will be materially harmed if we cannot successfully create awareness of our services and drive traffic to our vending units.

     We plan to generate revenues principally from the sale of newspapers, the sale of PRESSPOiNTs, and the sale of advertising. The sale of newspapers at the vending units is a new concept and most consumers are not aware of this distribution method. Our current marketing strategy is focusing on creating awareness of our product and driving traffic to the vending units. The strategy includes educating and training the staff at the locations where the vending units are located so that they may promote the vending units to their patrons. We recently began implementing our strategy. We cannot assure you that our marketing strategy will be successful. Our business will be materially harmed if we are not successful at creating awareness of the PRESSPOiNTs and driving consumers to purchase newspapers at the PRESSPOiNTs.

We depend on agreements with publishers for our newspaper content.

     We depend on various publishers for the content we sell at the vending units. We currently have arrangements with publishers of 97 newspapers and intend to enter into arrangements with additional publishers. The agreements with the publishers vary in length of term, renewal conditions and payment obligations. The majority, however, are terminable immediately at the publisher's discretion in the event of a breach. We cannot assure you that, if we desire to renew or extend any of these agreements, we would be able to do so on favorable terms, if at all. Our business would be materially harmed if we fail to maintain our current newspaper offerings or are unable to expand our offerings to include newspapers which customers would like to purchase.

We have an accumulated deficit and a history of operating losses, and we cannot assure you that we will become profitable in the future or that we will not need additional capital.

     We continue to incur operating losses. For the years ended December 31, 1999, 2000 and 2001, we incurred net losses of $87,565, $3,436,646 and
$2,788,940, respectively, and had an accumulated deficit of $6,313,151 as of December 31, 2001. In addition, we incurred a net loss of $1,913,903 for the six-month period ended June 30, 2002 and had an accumulated deficit of $8,227,054 as of June 30, 2002.

We expect to continue to incur net losses in the foreseeable future. Our future profitability will depend on the success of our sales and marketing efforts. Although we anticipate that the proceeds of this offering will be sufficient to maintain our operations for a period of 12 months, future events, including unanticipated expenses and increased competition, could adversely affect our operating margins and results of operations. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed. We cannot assure you that future revenues will grow sufficiently to generate a positive cash flow or otherwise enable us to be profitable or that additional financing will be available.

We depend on satellite transmissions and the Internet to distribute our content to and to receive payment and management information from our vending units.

     The publishers we currently have under contract provide us their newspaper content via the Internet. We distribute that content via fiber optic cables to Internationale Goederen en Produktenhandel I.G.P. B.V., a Netherlands' entity, or IGP, which is responsible for transmitting that content via commercial satellite to each of the vending units. In addition, each of the vending units transmits payment and management information daily to our control center via the Internet. If we experience failures in the satellite transmission of the newspapers to the vending units or in our Internet connection, we will lose revenue as a result of not having newspapers available at the vending units or not receiving the appropriate payment and management information from each of the vending units. Our business would be materially harmed if there is a failure in the satellite transmission of content to the vending units, or in the Internet transmission of content to us from our publishers.

Our business strategy may be harmed if we are unable to establish and expand a reliable dealer network.

     Our selling strategy focuses on creating a network of local dealers which are responsible for placing, installing and servicing the vending unit at various locations within their territory. We are targeting dealers which have an existing distribution network and experience in selling to our target customer base. We currently have arrangements with 44 dealers in 32 countries. We cannot assure you, however, that we will be able to maintain any of the existing dealer relations or that we will be able to attract other dealers. We may be unable to implement our business strategy and our business will be materially harmed if we fail to establish and expand our dealer network.

     We rely on our dealers to provide supplies and maintenance for each of the vending units they place. We cannot assure you, however, that our dealers, who are also engaged in other lines of business, will prove to be reliable in providing the appropriate supplies and maintenance to the vending units. We will lose revenue if the vending units are inoperable due to lack of supplies, such as paper or toner, or if one or more components need repair.

Our business will be affected by consumer travel patterns.

     Our vending units are currently located in high traffic areas such as hotels, airports and cruise ships. We therefore depend on consumer travel patterns for our revenues. Recent terrorist threats and general economic conditions have effected consumer's traveling patterns and may do so in the future. Our revenues and business may be materially harmed if consumer travel patterns are altered or reduced due to political and/or economic circumstances.

Our business may suffer if the cost of the supplies used in the vending units increases.

     We are currently in negotiations with one supplier to provide our dealers with favorable pricing for the purchase of supplies. We cannot assure you, however, that we will reach any form of agreement with a supplier. If we are unable to reach an agreement, our dealers may have to purchase supplies at higher prices thereby making the purchase of our product less attractive to dealers. In addition, the cost to consumers could increase thereby making the purchase of newspapers less attractive and affect our revenues.

We must comply with the various credit card payment security standards established by each of the credit cards accepted at our vending units and by the third party clearing house.

     Our vending units accept payment by credit card or pre-paid vending card. We process credit card payments through a third party clearing house. Each of the credit cards accepted at the vending units, as well as the third party clearing house, impose strict credit payment security standards. If we fail to meet these security standards, our vending units may not be able to process payment from a particular card or we may need to change the third party clearing house. If we limit the types of credit cards accepted at our vending units this may have a material adverse affect on the number of customers purchasing at our vending units. In addition, we may not be able to find another third party clearing house to process credit card payments.

Our future success depends on the continued services and effective integration of our key management personnel and continued retention of qualified staff.

     Our future success depends upon the continued service of certain key management personnel including Raoul Maphar, Steve Mannen and Niels Reijers, our technical, marketing and sales staff, and external consultants to develop and produce our proprietary products and services. The loss of one or more of our key management personnel, or our failure to attract qualified technical, marketing and sales staff, could materially adversely affect our business, results of operations and financial condition. We cannot assure you that we will be able to retain the services of any of our key executives. If we had to replace any of our key executives, we would not be able to replace the significant amount of knowledge that our key executives have about our operations.

Failure to protect our intellectual property rights could harm our brand-building efforts and ability to compete effectively.

     We rely on a combination of common law, trademark and copyright law, trade secret protection, and contractual arrangements with our employees, affiliates, clients, strategic partners and others to protect our rights to our intellectual property. The protective steps we have taken, however, may be inadequate to deter misappropriation of our proprietary information. We may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. We also cannot assure you that others will not independently develop substantially equivalent proprietary information not covered by our intellectual property rights.

     As of the date of this prospectus, we have three U.S. federally registered trademarks which include variations in font and color of the "PRESSPOINT" name and one federally registered patent. In addition, we have applied for a business method patent registration with respect to the PRESSPOiNT solution. This registration application is pending and there can be no assurances that the registration sought will be granted or if granted would provide adequate protection. We do not have the European Union trademark for Presspoint, which is currently owned by Saarbach Gmbh. We are currently in negotiations with Saarbach to use the Presspoint name. We cannot assure you that we will be able to use the Presspoint name in the future in Europe, in which case we will have to change the name of the interactive units worldwide.

     Effective trademark, copyright, trade secret and patent protection may not be available in every country in which we offer or intend to offer our services. Inadequate protection of our intellectual property could harm our brand, devalue our proprietary content and affect our ability to compete effectively. Further, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources, which could materially harm our business.

     We also cannot assure you that others will not bring claims of copyright, trademark or patent infringement against us, or that third parties will not claim that we have misappropriated their creative ideas or formats or otherwise infringed upon their proprietary rights in connection with our operations. In particular, we received a notification letter from E-Data Corporation claiming that we are infringing their U.S., Canada and European Union patent rights. Although there can be no assurance of the outcome of this uncertainty, following an analysis of the patent carried out by the Dutch Patent Bureau, we believe that E-Data's allegations are without merit. An unfavorable resolution, however, would materially harm our business. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, or require us to enter into costly licensing arrangements. Any of the foregoing could substantially harm our business, prospects, financial condition and operating results.

Currency fluctuations may adversely affect our financial results and our operating margins.

     At the present time, a substantial part of our operating expenses are denominated in Euros. Most of our revenues and all of the proceeds of this offering will be denominated in U.S. dollars. Currency fluctuations between the European euro and the U.S. dollar may have a negative effect on our operating margins and may significantly affect the comparability of our results between financial periods. We currently do not intend to conduct any foreign exchange hedging activities to protect against exchange rate fluctuations. Given the volatility in currency exchange rates, there is a risk that we will not be able to effectively manage our currency exchange risks and that exchange rate volatility will have a material adverse effect on our business.

We face additional risks because we do business internationally.

     There are certain risks inherent in doing business on an international level, such as unexpected changes in regulatory requirements, tariffs, customs, duties, other trade barriers, political risks and other factors which could materially adversely affect our current and planned operations. Further, we may have limited recourse if our foreign dealers or site owners fail to perform under their agreements with us, or if foreign governments or others, take actions that adversely affect us. We cannot assure you that one or more of these factors will not vary in a manner that could have a material adverse effect on our financial condition or results of operations.


                         RISKS RELATED TO THIS OFFERING

Control by principal stockholders and directors could adversely affect our stockholders.

     Upon completion of the offering, our supervisory and management directors and greater-than-five-percent stockholders (and their affiliates) will, in the aggregate, beneficially own approximately 73% of our outstanding common shares. These persons, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval (including the election and removal of members of the supervisory and management board and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs.

There has been no prior market for our units, common shares or warrants and the market price of these securities may fluctuate.

     There has been no market for our units, common shares or warrants prior to this offering. The price of our securities after the offering may fluctuate widely and may trade at prices significantly below their initial public offering price. Although we have applied for trading privileges on the American Stock Exchange, we cannot assure you that a trading market for our securities will develop or, if a market does develop, the depth of the trading market for the securities or the prices at which the securities will trade. Should a trading market for our securities develop, the market price could decline as a result of sales by our existing stockholders of common shares in the market, or the perception that these sales could occur.

You may not be able to exercise your warrants if we do not maintain an effective registration statement.

     We are required to use commercially reasonable efforts to maintain a registration statement relating to the offer and sale of the common shares underlying the warrants offered in this offering and to qualify these warrants for sale in jurisdictions in which their holders reside unless an exemption from such registration or qualification exists. If such registration is not maintained, the holders of the warrants may not be able to exercise them.

Your rights as a holder of common shares will be governed by Dutch law and differ from the rights of stockholders under U.S. law.

     We are a public limited liability company incorporated under the laws of The Netherlands. The rights of holders of common shares are governed by Dutch law and our articles of association. These rights differ from the typical rights of stockholders in U.S. corporations. For example, Dutch law significantly limits the circumstances under which stockholders of Dutch companies may bring action on behalf of a company.

                                 USE OF PROCEEDS

     We expect to receive net proceeds equal to $12,575,000, or approximately $14,566,486 if the underwriter exercises the over-allotment option in full, from our sale of units in this offering. This assumes an initial public offering price of $15.00 per unit, the mid-point of the price range set forth on the cover of this prospectus, and the deduction of our estimated offering expenses and the underwriting discount.

     We currently intend to use the net proceeds from this offering as follows:

                                               Amount     Percent of Total
                                            -----------   ----------------

Assembly of PRESSPOiNTs                     $ 3,500,000        27.8%
Sales and marketing efforts                   2,500,000        19.9
Capital equipment                               600,000         4.8
Research and development                        500,000         4.0
Working capital requirement and other
 general corporate purposes                   5,475,000        43.5
                                            -----------        ----
Total:                                      $12,575,000         100%
                                            ===========        ====

     There may be changes in our proposed use of proceeds due to changes in our business and in market conditions. Pending the uses described above, we intend to hold our proceeds in short-term, interest bearing, investment grade securities, including governmental obligations and other money market instruments, until we use them.

     We estimate that the total expenses of this offering, excluding the underwriting discount, will be approximately $775,000, including approximately $27,500 in filing fees, $82,500 in capital duty tax, $5,000 in transfer agent fees and $375,000 in legal and accounting fees.

                                 DIVIDEND POLICY

     We expect to retain all earnings generated by our operations for the development and growth of our business, and do not anticipate paying any cash dividends to our stockholders in the foreseeable future. The payment of future dividends on the common shares and the rate of such dividends, if any, will be determined by our management and supervisory board in light of our earnings, financial condition, capital requirements and other factors.

                         CAPITALIZATION AND INDEBTEDNESS

     The following table sets forth our unaudited historical capitalization as of June 30, 2002 and our unaudited capitalization as of June 30, 2002 as adjusted to give effect to the issuance of 2,448,216 common shares in various transactions since June 30, 2002 including the conversion of stockholder loans into common shares, and the issuance of 2,000,000 common shares upon the consummation of the offering.

This table should be read in conjunction with our unaudited interim consolidated financial statements and notes thereto included elsewhere in this prospectus.

                                                    June 30, 2002      June 30, 2002
                                                    -------------      -------------
                                                      Historical        As Adjusted
                                                         US$                US$
                                                     (unaudited)        (unaudited)
Cash .........................................           180,940         12,755,940
                                                    =============      =============
Stockholder loans ............................         7,120,305               --
Stockholders' equity (deficit):
Common Stock,(euro)0.10 par  value; 40,000,000
shares authorized; 5,709,792 shares issued
and outstanding (actual); 10,158,008 shares
issued and outstanding (pro forma) ...........            44,944            100,117
Additional paid-in capital ...................         4,186,262         23,092,186
Accumulated deficit ..........................        (8,227,054)        (8,227,054)
Accumulated other comprehensive loss .........          (218,548)          (218,548)
Loan to stockholder for shares issued ........          (130,696)          (130,696)
Loans to employees related to stock options
granted ......................................           (52,587)           (52,587)

Total stockholders' (deficit) equity .........        (4,397,679)        14,563,418
                                                    -------------      -------------
         Total capitalization ................         2,722,626         14,563,418
                                                    =============      =============


                                    DILUTION

     At June 30, 2002, we had a historical net tangible book value of $(4,527,007) or approximately $(0.80) per common share. Net tangible book value is equal to total tangible assets minus total liabilities. Our net tangible book value per share is calculated by dividing our net tangible book value by 5,680,760, the total number of weighted average common shares outstanding at June 30, 2002.

     At June 30, 2002, our pro forma as adjusted net tangible book value at June 30, 2002 would have been approximately $14,434,000, or approximately $1.42 per common share. The dilution is $5.83 per share, or approximately 80% less than the price you are paying per share in this offering.

     The following table illustrates this per share dilution:

                                                                       Per Share
                                                                       ---------
Assumed initial public offering price per common share contained in
  our unit                                                               $ 7.25
Net tangible book value per common share as of June 30, 2002             $(0.80)
Net value increase per share attributable to sale of common shares
  after June 30, 2002 and in this offering                               $ 2.22
Pro forma net tangible book value per common share after this offering   $ 1.42
Dilution per common share to investors in this offering                  $ 5.83

     The following table shows, at June 30, 2002, a comparison of the total number of common shares purchased from us, the total consideration paid and the average price paid per share by existing stockholders and to be paid by investors who purchase common shares in this offering:

                                           Shares Purchased           Total Consideration          Average
                                       ----------------------      -------------------------        Price
                                          Number      Percent         Dollars        Percent      Per Share
                                       ----------     -------      ------------      -------      ---------
Existing Stockholders ...............   8,158,008       80.3%       $13,293,000       47.83%        $1.63
New Investors .......................   2,000,000       19.7%        14,500,000       52.17%        $7.25
                                       ----------      -----        -----------      ------
    Total ...........................  10,158,008      100.0%       $27,793,000      100.0%         $2.74
                                       ==========      =====        ===========      ======

     The above tables assume no exercise of the underwriter's over-allotment option. If the option is exercised in full, the new investors will have paid $17,250,000 for 2,300,000 common shares, representing approximately 22.0% of the total number of common shares outstanding.

                    SELECTED HISTORICAL FINANCIAL INFORMATION

     The following table presents historical financial and operating data derived from our audited consolidated financial statements and interim unaudited financial statements. The historical financial data should be read in conjunction with our consolidated financial statements and notes thereto, and our "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                         For the Period
                                        from October 15
                                          (inception)
                                            through                  Year Ended                      Six-Months Ended
                                          December 31,              December 31,                          June 30,
                                        ---------------     ----------------------------        ----------------------------
                                              1999             2000              2001              2001              2002
                                        ---------------     ----------        ----------        ----------        ----------
                                               $                $                 $                 $                  $
                                                                                                         (unaudited)
Statement of Operations Data:
Net sales .........................                0                 0                 0                 0                 0
Cost of sales .....................                0                 0                 0                 0                 0
                                          ----------        ----------        ----------        ----------        ----------
Gross profit ......................                0                 0                 0                 0                 0

Selling, general and administrative
  expense .........................                0           668,691         2,191,400           802,456         1,557,460
Research and development expense ..           87,565         2,696,770           478,149           146,745           298,407
                                          ----------        ----------        ----------        ----------        ----------
(Loss) from operations ............          (87,565)       (3,365,461)       (2,669,549)         (949,201)       (1,855,867)
Interest expense, net .............                0           (71,185)         (119,391)          (70,508)          (58,036)
Net (loss) ........................          (87,565)       (3,436,646)       (2,788,940)       (1,019,709)       (1,913,903)
                                          ----------        ----------        ----------        ----------        ----------
Net (loss) per share - basic and
diluted ...........................            (0.02)            (0.71)            (0.51)            (0.19)            (0.34)
                                          ----------        ----------        ----------        ----------        ----------
Weighted average common shares
  outstanding .....................        4,561,253         4,816,645         5,422,972         5,388,450         5,680,760
                                          ----------        ----------        ----------        ----------        ----------

Balance Sheet Data:
Cash and cash equivalents .........           33,567           287,940            24,247                             180,940
Working capital ...................          (92,545)       (3,145,722)       (5,523,505)                         (7,579,462)
Total assets ......................           67,086         1,527,234         2,980,850                           3,488,146
Stockholder loans .................          118,389         2,772,729         5,012,612                           7,120,305
Accumulated deficit ...............          (87,565)       (3,524,211)       (6,313,151)                         (8,227,054)
Total stockholders' (deficit) .....          (68,027)       (2,119,436)       (2,784,527)                         (4,397,679)

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

Introduction

     From the date of our incorporation on October 15, 1999, our operating activities have related primarily to raising initial capital and research and development activities. Since inception, we have raised an aggregate of $13,293,000, net of offering costs, through private offerings of our common shares. We commenced a rollout of the vending units in January 2001 at our cost and expense in order to test the market and the system. In July 2002, we began the commercial rollout of the vending units and currently have 80 vending units operating in commercial locations.

     Since we were incorporated in October 1999, our operations in 1999 were minimal and as such our results of operations were immaterial. Through June 30, 2002, we have not generated revenue. We intend to generate revenue from the sale of newspapers at the PRESSPOiNTs, from the sale of the vending units to dealers and site owners, from charging fees for using our database service when it becomes available, from the sale of print advertising with the newspapers and from the sale of video commercials broadcasted on the PRESSPOiNT. All research and development costs to date have been expensed as incurred.

     We only have a limited operating history upon which you can evaluate us and our prospects. As of June 30, 2002, we had an accumulated deficit of $8,227,054. Our limited operating history makes it difficult to predict our future results of operations. In addition, our operating results may fluctuate significantly in the future as a result of a variety of factors, including, without limitation, future competition, our ability to distribute our vending units, our ability to create awareness of our brand, the amount and timing of capital expenditures and other costs relating the expansion of our operations and general economic conditions.

Results of Operations

     Six-month period ended June 30, 2001 as compared to six-month period ended June 30, 2002 and the year ended December 31, 2000 as compared to year ended December 31, 2001.

     In 2000 and 2001, we had no revenues because our vending units were being developed and as such had no cost of sales for those years. We recognized no revenues for the six-month period ended June 30, 2002.

     Selling, general and administrative expenses primarily represent salary expenses, depreciation expense, and satellite transmission costs, which we began incurring in 2001, promotion costs and other general operating expenses. Selling, general and administrative expenses increased 94% from $802,456 for the six-month period ended June 30, 2001 to $1,557,460 in the comparable 2002 period. Selling, general and administrative expenses increased 228% from $668,691 in fiscal 2000 to $2,191,400 in fiscal 2001. The increase is due to the continued development and expansion of our workforce and operations. Specifically, the operational costs relating to foreign sales offices increased in 2002 and we incurred satellite transmission costs in 2001.

     Research and development costs primarily consist of employee compensation and the software and equipment utilized in developing the vending units. Research and development costs increased 103% from $146,745 in the first six months of 2001 to $298,407 in the comparable 2002 period but the costs decreased 82% from $2,696,770 in fiscal 2000 to $478,149 in fiscal 2001. The decrease in research and development costs were primarily the result of completing the research and development of the vending units.

     Interest expense represents interest incurred on amounts outstanding on our indebtedness. Interest expense decreased 19% from $71,993 in the six-month period ended June 30, 2001 to $58,036 in the comparable 2002 period. Interest expense increased 59% from $76,323 in fiscal 2000 to $121,387 in fiscal 2001. The increase in interest expense was due to the increase in the amount of a loan outstanding to one of our stockholders.

Liquidity and Capital Resources

     As of June 30, 2002, we had $180,940 in cash and cash equivalents. We currently do not have any available lines of credit. Since inception, we have financed our operations through the sale of our common shares in private transactions and through loans from stockholders.

     Upon our incorporation in October 1999, we sold 4,557,768 common shares to GMW Holding BV, our controlling stockholder, for an aggregate of $18,545. In July 2000, we sold an aggregate of 544,536 common shares to Hans Van Burken and Burest Holdings B.V., an entity controlled by Mr. Van Burken for $1,253,307 and sold 108,912 common shares to an employee for $167,108.

     In August 2000, Mr. Cees Komen through Ornskold Gruppen Holding B.V., a principal stockholder, loaned us $202,990. In February 2001, the principal stockholder converted the loan into 27,228 common shares. Between February 2001 and April 2002, we borrowed a total of (euro)3,600,000 ($3,548,160) from this stockholder pursuant to an oral agreement in which we agreed to convert the loan into common shares in the future. In July 2002, we entered into a written agreement with this stockholder pursuant to which the stockholder and/or its designees agreed to contribute an additional (euro)3,900,000 ($3,843,840) in the form of convertible debt on an unsecured basis. The agreement provides that the stockholder will contribute at least (euro)250,000 ($246,400) to us on a monthly basis with the balance of its total contribution due prior to the closing of this offering. Prior to the closing of this offering, we will issue to this stockholder 1,783,860 common shares in exchange for the debt we owe the stockholder with the balance of the amount owed by it to be paid pursuant to the agreement. After the share issuance, the principal stockholder has agreed to transfer 960,000 common shares to an independent third party.

     In the period from July 2000 through January 2001, Niels Reijers, our current chief financial officer and a third party, loaned us $202,990 and $243,587, respectively, pursuant to oral agreements. In February 2001, these loans were each converted into 54,456 common shares.

     Since February 2001, our controlling stockholder has loaned us an aggregate of (euro)2,700,000 ($2,661,120). As of June 30, 2002, the outstanding balance on this loan was (euro)2,500,000 ($2,464,000). The loan bears interest annually at a rate of 6% per annum. Interest is payable annually. We did not pay interest for the outstanding loan amount in 1999. The loan does not have a stated maturity date and is subordinate to all of our debt. We have agreed with the stockholder to convert a portion of the loan into 601,164 common shares prior to the closing of this offering.

     During 2001, Burest Holding B.V. loaned us $1,217,937 pursuant to an oral agreement. In December 2001, the loan was converted into 163,356 common shares. In addition in December 2001, we sold 12,000 common shares to a third party for $81,195.

     We have no material commitments other than those under office and equipment leases. During the 12 months after we consummate this offering, we expect to incur approximately $600,000 in capital expenditures consisting primarily of computer-related equipment and $2,500,000 in marketing. We anticipate that, based on our present plans and assumptions, the net proceeds of the offering combined with our existing capital resources and anticipated revenues from operations will be sufficient to enable us to maintain our current and planned operations for a period of 12 months after the closing of this offering. If our estimates or assumptions prove to be incorrect, we may require additional capital. Additional funding, whether obtained through public or private debt or equity financing, or from strategic alliances, may not be available when needed or may not be available on terms acceptable to us. Additional financings may result in dilution to existing stockholders. Failure to secure needed additional financing, if and when needed, would have a material adverse effect on our business, financial condition and results of operations.

Quantitative and Qualitative Disclosures About Market Risk

     The market risk inherent in our financial statements represents the potential changes in the fair value, earnings or cash flows arising from changes in interest rates or foreign currency exchange rates. We currently do not conduct any interest rate or foreign exchange rate hedging activities to protect against interest rate and exchange rate fluctuation.

Research and Development

     Since inception, we have been involved in the research and development of the PRESSPOiNT, which was completed in the first six months of 2002. We incurred research and development costs of $2,696,770, $478,149 and $298,407 in 2000, 2001 and the six-month period ended June 30, 2002, respectively. These costs consist primarily of employee compensation and amounts paid to third parties for developing the PRESSPOiNT.

                                   OUR COMPANY

Overview

     We provide newspaper publishers access to a new channel of distribution of their national, international and local newspapers. We digitally distribute, print and sell the newspapers through PRESSPOiNTs, which are interactive vending units. Our solution allows publishers to distribute their latest edition on a real-time cost-effective basis to locations where they would generally not otherwise distribute their newspaper. We also address the information needs of business and leisure travelers, and expatriates, by providing them access to the latest edition of their newspaper of choice.

Industry Background

     Newspapers have traditionally provided a timely source of news. As the speed of communication increases, however, a higher value is placed on high-quality, up-to-date news publications from around the world.

     Industry Size

     According to Pricewaterhouse Coopers' Global Entertainment and Media Outlook 2002-2006, global newspaper publishing will increase from $155 billion in 2000 to $186 billion in 2006. According to the Seybold Report, IBM also estimates that publishers will derive up to 4% of their volume from the delivery of newspapers outside their home markets in 2004, which equals a $6.2 billion market. According to the World Association of Newspapers, global newspaper circulation increased by 0.4% in 2001. Topping the international newspaper daily circulation charts, including approximate circulation, are:

     o    China (117 million newspapers)
     o    Japan (72 million newspapers)
     o    United States (56 million newspapers)
     o    India (29 million newspapers)
     o    Germany (24 million newspapers)
     o    France (9 million newspapers)
     o    Brazil (8 million newspapers)
     o    The Netherlands (4 million newspapers)
     o    Spain (4 million newspapers)
     o    Switzerland (3 million newspapers)
     o    South Africa (1 million newspapers)

     Newspaper Distribution - Traditional Way

     Newspaper publishers typically own and operate their own printing facilities. They meet their content demand through on-site printing and distribution within a local region. The majority of publishers distribute their daily newspapers only in their local circulation market through local newsstands, delivery subscription services and bulk sales. Larger publishers also distribute their newspapers on a limited basis in markets outside of their local market.

     Publishers continually seek new ways to fill the rising demand for their products outside their traditional local circulation market. The alternative pursued by most publishers is delivery to remote locations of locally printed papers, usually via air freight. In most cases, however, the news is outdated by two to three days by the time it reaches the target location. In addition, customers are required to pay premium prices to cover the high costs of distribution for news that is several days old.

     Some publishers also establish proprietary remote printing sites. These sites, however, require a large capital investment in order to establish the remote printing facility. The cost of this approach is difficult to justify for a smaller circulation base.

     Many publishers have also begun Internet editions of their newspapers. These editions, however, can only be read online through the use of a PC or laptop, often only have selected sections of the newspaper and, in many cases, require a subscription to the service.

PEPC: The Industry Solution

     Newspaper Distribution - The PEPC Way - "Always on time and never sold out"

     We provide publishers of national, international and local newspapers access to a new channel of distribution on a cost-effective basis and offer business and leisure travelers, and expatriates access to the latest edition of their newspaper of choice.

     Our solution changes the traditional newspaper "print then distribute" business model to a "distribute then print" business model. Under the traditional distribution model not all locations can receive or carry real-time latest edition newspaper. We provide the technology, products and tools to circulate publishers' content from the point of content creation to the point of content consumption and revenue generating and cost saving opportunities for the participating newspapers. Our decentralized printing concept makes it technically possible and economically feasible to distribute newspapers to any corner of the world with increased timeliness, reduced waste, and lower printing, distribution and associated costs.

     Our solution offers publishers a cost effective way to:

     o    add an additional distribution channel for their newspapers,
     o increase sales revenue without incurring significant additional distribution, printing and associated costs,
     o increase circulation by providing easy access to new and existing readers who would not otherwise be able to purchase the latest edition of their newspaper of choice in a particular location,
     o strengthen brand awareness and loyalty by providing the purchaser with a newspaper of similar layout and substantially the same news content as the original printed edition, and
     o    expand their editorial voice globally.

     Publishers enter into short term, renewable agreements with us, which are terminable in the event of a breach. The term of the agreements typically provide that we pay the publisher a set fee for each newspaper sold. Certain of these agreements limit the countries in which we can distribute the newspaper because they would be in direct competition with the traditional distribution of that newspaper. These agreements require publishers to provide their daily newspapers to us via the Internet in PDF format meeting our technical specifications. Publishers can create the PDF format without a significant amount of additional work or expense. Once we receive the PDF version of a newspaper from a publisher, we use our software to review the file to confirm that it meets our technical specifications. The file is then converted into a PEPC-specific format and transmitted to each of the PRESSPOiNTs by commercial satellite services. We currently use an uplink to the commercial satellite service provided by IGP and five commercial satellite services, although we believe that alternative services are available at competitive prices if necessary.

     Each PRESSPOiNT is fully automated and receives the newspaper files continuously via satellite, providing for availability 24 hours a day, seven days a week, 365 days a year. Each vending unit is equipped with a user-friendly color touch screen. Customers are prompted through four easy steps to purchase the newspaper of their choice. The vending unit accepts payment by major credit card or a PRESSPOiNT cards. Customers typically pay a comparable price to what would be paid to purchase an out of market newspaper that is typically two to three days old, assuming it is even available.

     Once the newspaper is selected and payment confirmed, the vending unit will print the newspaper in approximately two minutes. The newspaper printed is in a similar layout and contains substantially the same news content as the print edition. We are currently limiting editions to 48 pages and accordingly, publishers exclude certain sections such as classified advertising. Each vending unit transmits payment and management information to our central computer daily by the Internet. The payments are processed by a third party clearing house which remits payments to us. By means of a personalized secured web portal, dealers have the ability to track the activity and performance of the vending units. Publishers are able to continuously track their newspaper sales data through a dedicated web-based portal.

DIAGRAM SHOWING DIFFERENCE BETWEEN TRADITIONAL NEWSPAPER DISTRIBUTION AND THE PEPC SOLUTION

Business Strategy

     Our business strategy focuses on the following:

     Strengthening our relationships with existing and future publishers. We currently have arrangements with publishers of 97 newspapers all of which are currently available at the PRESSPOiNTs. We are in the process of finalizing the digital formatting of an additional eight newspapers in order to make them available at the vending units. Some of the newspapers currently available at PRESSPOiNTs are USA Today, Washington Post, Le Figaro, Die Welt, Neue Zurcher Zeitung and De Telegraaf. We continually seek to obtain additional newspapers from our existing publishers and to provide publishers with opportunities for additional sources of revenue.

     Increasing the number of publishers and newspapers. We aggressively seek to increase the number of publishers we have relationships with and the number of newspapers we offer.

     Expanding our network of, and strengthening relationships with, dealers. We currently have arrangements with 44 dealers in 32 countries worldwide and are seeking to expand our dealer network. We seek dealers which have an existing distribution network and experience in selling to our target customer base. We believe that our growth depends in large part on our ability to successfully select dealers, and expand and manage our dealer network.

     Expanding the number and type of locations offering our newspaper services. Our goal is to install PRESSPOiNTs at high-traffic locations with an initial focus on the upscale hospitality segment, which includes four and five star hotels, major international airports and cruise ships. We also plan to target convention centers, international corporate and governmental offices, bookstores and other retail establishments, universities, embassies, and event sites. Our strategy also includes selling the PRESSPOiNTs directly to site owners, such as convention facilities, or where it is impractical or prohibited for dealers to operate, such as on cruise ships or in airports.

     Increasing the number of copies sold on each individual PRESSPOiNT. Our objective is to create awareness and maximize sales of the newspapers sold at the PRESSPOiNTs. We have initiated programs with dealers to train and educate site level staff in selling the newspapers to their customers and patrons.

     Building brand awareness. We plan to initiate marketing programs for publishers, dealers, locations and our targeted consumers. The main objectives of these programs are to:

     o    establish a recognized identity for us in our target market,
     o promote the value of on-demand printing in order to attract new publishers, dealers and other distribution partners,
     o reward content and distribution partners by publicizing their involvement and contributions, and
     o allow us to generate recognition and acceptance of our services by creating interest and excitement about us and our products.

     Capitalizing on advertising revenue opportunities. We believe we can capitalize on advertising revenue opportunities by offering advertisers two unique platforms, print advertising with the newspaper and video commercials broadcasted on the PRESSPOiNT. We believe advertisers can target business and leisure travelers, who are generally upscale, because of our wide array of newspapers and international locations.

     Diversifying our services. We also plan to seek to offer ancillary products and services within the newspaper distribution business including site licenses to take advantage of existing local printing and distribution enterprises, and online database services to allow users to search our database. We will continuously investigate opportunities to develop additional solutions for the newspaper distribution industry.

Marketing and Sales

     Dealer network. We are establishing a network of dealers worldwide which will be responsible for placing, installing and servicing the PRESSPOiNTs in various locations. We are targeting dealers, which have an existing distribution network and experience in selling to our target customer base. For example, we target dealers that are already involved in the hospitality, travel or newspaper distribution industry. We believe these dealers will provide us with expedited entry to many geographic markets without the large expenditures required to establish a sales force in those areas, as well as with access to key management individuals at local hotels and other hospitality establishments who are in a position to make decisions.

     We currently have arrangements with 44 dealers in 32 countries worldwide. These dealers are responsible for their designated territories. The dealership agreements provide for the purchase by the dealer of the vending units. We plan to finance the purchase of vending units by dealers, initially, and ultimately through outside financing sources.

     Once PRESSPOiNTs are purchased, the dealer is responsible for negotiating with hotels and other potential distribution points in the dealer's territory for placing and installing the PRESSPOiNTs. The dealer is solely responsible for negotiating the terms pursuant to which the vending unit will be placed, including the revenue sharing arrangement between the dealer and the location owner. We receive a fee for each newspaper sold at a PRESSPOiNT. The dealer is responsible for training onsite personnel. We have developed a training program in order to assist the dealers in training onsite personnel in the operation and marketing of the PRESSPOiNT. The dealer is also responsible for supplying the vending units with all supplies such as paper, toner and staples, and maintaining the vending unit. We are currently negotiating with a supplier to offer supplies at reduced prices. We are also exploring other options to provide supplies at reduced prices. We have global warranty arrangements with the providers of our hardware that allow dealers to call in for support.

     When we have established a local dealership in a specific region, commercial rollout can start immediately. We believe that market growth will depend on our ability to successfully expand and manage our dealer network and the success of our dealers in placing and installing vending units in commercial locations. To increase our dealer's ability to rollout vending units, we intend to provide them with training and responsive support. We have established regional sales offices in Hong Kong and South Florida for dealer support and direct sales efforts, as described below.

     Co-marketing with our publishers. Most of our participating publishers have a readily available database of customers such as subscribers, advertisers, and business contacts to whom they can market our solutions. Publishers can publicize the global availability of their daily newspaper at PRESSPOiNTs in their print and online editions. For example, a number of our publishers have already agreed to place a banner ad on their websites. We will constantly seek to add value to our relationships with publishers by offering reciprocal advertising and promotional activities.

     Co-marketing with PRESSPOiNT properties. A critical component of our marketing strategy is to create awareness of the vending units among the staff at the location of the vending units in order for them to promote the vending units to their patrons. Our marketing program includes providing promotional materials to site owners to be distributed amongst patrons, as well as PRESSPOiNT cards to distribute on a complimentary basis to their patrons. In addition, we provide dealers with materials to acquaint site owners and their staff with the vending units. We also co-market with our dealers and site owners by publicizing their involvement and contributions both in advertisements as well as in corporate media such as press releases, our website and newsletters. In addition, we do joint promotions with our dealers and site owners, which are designed to benefit them by increasing brand recognition and newspaper sales.

     Co-marketing with other parties. We are currently exploring co-marketing and sales programs with some of our suppliers. We will also seek to collaborate with participants in the hospitality and travel industry, such as travel websites, airlines, credit card companies and car rental agencies in a range of co-marketing and sales programs. These programs may include joint participation in industry events and conferences, online marketing opportunities, training seminars and reference selling.

     Public Relations and Advertising Campaign. Our marketing strategy is based on increasing awareness and maximizing sales of newspapers at the PRESSPOiNTs. In cooperation with our publishers, we have established an extensive database of their editorial contacts in numerous areas of interest. We provide these contacts with tailor-made press releases on a regular basis. In addition, we keep publishers and readers informed on the venues where their newspaper is available. We plan to expand this marketing campaign to include advertisements in publishing partners' newspapers, hospitality and travel trade magazines, newspaper industry magazines and other publications which are circulated in our target markets.

Representative Publishers

     The following table includes a list by country of some of the newspapers currently available at the PRESSPOiNTs. The table also includes each newspapers daily circulation figures.

------------------- ------------------------------------- -------------------
                                                                Current Daily
    Country                      Newspaper                       Circulation
------------------- ------------------------------------- -------------------
United States       USA Today                                       2,608,654
                    The Washington Post                             1,059,646
                    Los Angeles Times                               1,001,610
                    San Francisco Chronicle                           457,000
                    The Washington Times                              103,505
                    The Miami Herald                                  349,000
                    El Nuevo Herald                                    25,000
                    The Philadelphia Inquirer                         399,000
                    The Atlanta Journal - Constitution                308,000
                    The Christian Science Monitor                      79,000
------------------- ------------------------------------- -------------------
France              Le Figaro                                         375,000
------------------- ------------------------------------- -------------------
The Netherlands     De Telegraaf                                      862,000
------------------- ------------------------------------- -------------------
Germany             Die Welt                                          304,000
                    Suddeutsche Zeitung                               470,200
------------------- ------------------------------------- -------------------
Switzerland         Neue Zurcher Zeitung                              158,167
                    Le Temps                                           53,552
------------------- ------------------------------------- -------------------
China               Shanghai Daily                                     50,000
------------------- ------------------------------------- -------------------
Japan               Mainichi Shimbun                                5,600,000
                    Sports Nippon                                   1,422,215
------------------- ------------------------------------- -------------------
India               The Hindu                                         695,000
                    The Economic Times                                336,059
                    Times of India                                  1,296,000
                    Malayala Manorama                               1,014,000
                    Tarun Bharat                                       20,162
                    Rajasthan Patrika                                 196,000
                    The Hindustan Times                               552,000
                    Business Line                                     200,000
------------------- ------------------------------------- -------------------
Brazil              Agora                                              98,000
                    Folha de Sao Paulo                                640,407
                    Gazeta Mercantil                                  162,312
                    O Estado de Sao Paulo                             491,070
------------------- ------------------------------------- -------------------
South Africa        Beeld                                             111,958
                    Die Burger                                        105,841
                    Sunday Times                                      458,000
------------------- ------------------------------------- -------------------
Spain               El Pais                                           493,000
                    Expansion                                         150,000
                    Marca                                             474,405
------------------- ------------------------------------- -------------------
Italy               Il Giornale                                       351,786
                    La Stampa                                         536,233
------------------- ------------------------------------- -------------------

Other Products and Services

     We will seek to offer ancillary products and services such as site licenses and an online database service when available. We also plan to take advantage of advertising revenue opportunities, such as print advertising and video commercials.

     Site licenses. We would transmit the daily editions to a site license partner via satellite for printing on a high-volume printer. The site license partners would then print and distribute the newspapers in large quantities (typically in excess of 75 copies per day) based on actual orders or expected demand.

     We are currently running site license tests at a number of locations throughout the world. In the testing phase, we are providing selected distribution partners with specific newspapers aimed at a target audience. We initially intend to target existing local printing and distribution enterprises such as traditional newspaper distributors. Currently, publishers of 65% of the newspapers we have under contract have agreed to allow us to distribute their content to site license partners in addition to the PRESSPOiNTs. The publishers and we will receive a fixed dollar amount per newspaper sold.

     Online database services. We are currently in discussions with several parties to develop a fee-based database service. Our proposed archive service is initially intended for corporate customers, such as journalists and consultants, as a business-to-business service. We currently maintain the PDF versions of each newspaper received from publishers and have developed a search engine and user-friendly interface that allows users to retrieve archived newspaper articles based on the user's criteria. We will receive a fee for such service. Currently, publishers of 66% of newspapers we have under contract have agreed to allow us to include their content in our database. We are still in discussion with these publishers regarding revenue arrangements for subsequent use of their content.

     Print advertising. Currently, publishers of 68% of the newspapers we have under contract have granted us the right to add an additional page of advertising to their daily newspaper. We intend to target national and international advertisers to advertise on this additional page. In conjunction with our dealers, we will attempt to target local advertisers. We believe that this will enable advertisers to target business and leisure travelers, who are generally upscale. To date, we have not sold advertising in this form.

     Video commercials. The interactive display screen on the PRESSPOiNT has the ability to broadcast video commercials while the printer is idle, as well as when the newspaper is printing. The video commercials that are broadcast while the newspaper is printing run in the language of the newspaper that is being printed. While we are currently displaying video advertising on the PRESSPOiNTs, we have not begun to generate revenues from such advertising.

Intellectual Property

     To protect our rights to our intellectual property, we rely on a combination of trademark, copyright and trade secret legal protection. Effective trademark, copyright, trade secret and patent protection may not be available in every country in which we offer or intend to offer our services. Inadequate protection of our intellectual property could harm our brand, devalue our proprietary content and affect our ability to compete effectively. Substantial uncertainty exists concerning the application of copyright, trademark and patent laws, and we cannot assure that existing laws will provide adequate protection for our intellectual property. In addition, because copyright laws do not prohibit independent development of similar content, we can offer no assurance that copyright laws will provide any competitive advantage to us.

     We currently have three U.S. federally registered trademarks, which include variations in font and color of "PRESSPOINT" name and one federally registered patent. We purchased the "PRESSPOiNT" trademark from Presspoint, Inc. during their bankruptcy proceedings in 2001. We purchased the patent "Newspaper Vending Machine Online Connection" in September 2002 from NCR Corporation. In addition, we have applied for a patent registration with respect to the PRESSPOINT solution. This registration application is pending and there can be no assurances that the registration sought will be granted. We do not have the European Union tradename for Presspoint, which is currently owned by Saarbach. We are, however, currently in negotiations with Saarbach to use the Presspoint name. If we cannot use the Presspoint name in the European Union in the future, we will have to change the name of the interactive units worldwide.

     We also cannot assure you that third parties will not bring claims of copyright, trademark or patent infringement against us, or that third parties will not claim that we have misappropriated their creative ideas or formats or otherwise infringed upon their proprietary rights in connection with our operations. In particular, we received a notification letter from E-Data claiming that we are infringing their U.S. patent rights. Although there can be no assurance of the outcome of this uncertainty, following an analysis of the patent by U.S. and European patent attorneys, we believe the allegations are without merit. An unfavorable resolution, however, would materially harm our business. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, or require us to enter into costly licensing arrangements. Any of the foregoing could substantially harm our business, prospects, financial condition and operating results.

Assembly of the PRESSPOiNT

     We assemble each of the PRESSPOiNTs at our production facility in The Netherlands. We use mostly off-the-shelf components from Xerox, Dell and 3M, as well as certain custom components built in-house. We believe our facilities are sufficient to meet our assembly needs for the foreseeable future.

Competition

     We face competition from a variety of competitors in various different segments of the newspaper industry. We compete with companies in each of the following areas:

     Newspaper-on-demand solutions. NewspaperDirect, a U.S. based company, deploys newspapers remotely to installed dedicated printer stations, which are downloaded to order through ISDN-dial-in connections. Operators that employ the NewspaperDirect model have to actively sell and distribute each newspaper and are fully responsible for handling all financial transactions.

     Internet editions of newspapers. Publishers are currently offering access to their newspapers through the Internet on a subscription basis. The number of publishers doing so is expected to increase significantly over time. Our business could be materially harmed if the popularity of accessing Internet editions increases.

     Print on demand - high-end printer suppliers. Oce, Xerox and IBM have developed business models on a much larger scale, switching the focus from hospitality outlets to distributors with the potential of printing hundreds of copies. These companies are searching for high-volume printing establishments and large-scale distributors to increase the volume of business.

     Multiple site printing. Some publishers currently operate remote printing sites for distribution in various locations. For example, the International Herald Tribune, the Financial Times, USA Today and The Wall Street Journal print their regional editions in multiple sites around the world and use conventional channels to distribute their newspaper, unlike the editions available on the PRESSPOiNT, which are the editions available in the newspaper's home country.

     Non print approach to distribution. Some companies have developed software to distribute newspapers to a reader's home computer. Newsstand, Inc. for instance sends the entire edition of the newspaper to a subscriber's computer. Subscribers download the newspaper and read it from the screen daily. Olive Software is developing an e-publishing and archiving product for newspapers and libraries. Olive's ActivePaper Daily(TM) and ActivePaper Archive(TM) enable newspaper publishers to sell newspapers online.

     Most of our competitors are larger than we are and have significantly greater financial, marketing and other resources than us.

Facilities

     We lease approximately 4,306 square feet in a facility in The Hague, The Netherlands, which serves as our executive office. The lease is for a five-year term and the annual lease payments are $94,085.

     We lease approximately 19,376 square feet in a facility in Heemstede, The Netherlands, which serves as our production facility. The lease is for a five-year term and the annual lease payments are $138,247.

     We lease approximately 116 square feet in a facility in Sunrise, Florida, which serves as one of our regional sales offices. The lease is for a one and a half-year term and the annual lease payments are $13,329.

     We lease approximately 377 square feet in a facility in Hong Kong, which serves as one of our regional sales offices. The lease is for a two-year term and the annual lease payments are $16,800.

Government Regulations

     We are subject to government regulations in the ordinary course of business in the various countries in which we operate. We do not believe any of these regulations will have a material effect on our business.

Litigation

     We are not a party to any material legal proceedings.

                             MANAGEMENT AND ADVISORS

     Our management board manages our general affairs and business. Our supervisory board supervises the management board.

Supervisory Board

     Our supervisory board must approve the resolutions of our management board specified in our articles of association. Our supervisory board also advises our management board. In fulfilling their duties, all members of our supervisory board must serve our best interests and the best interests of the business of our connected enterprises.

     Our articles of association provide that at least one supervisory director serve on our supervisory board. There is currently one supervisory director. We expect that at least two more supervisory directors will be appointed in the near future. Under Dutch law, supervisory directors cannot serve as members of our management board.

     The members of the supervisory board are appointed by the stockholders, which also have the power to suspend or dismiss the members of the supervisory board at any time. In addition, the stockholders also determine the compensation to be paid to supervisory directors. The articles of association provide that the members of the supervisory board will retire periodically in accordance with a rotation plan adopted by the supervisory board. Currently, the supervisory board has not adopted a rotation plan.

     All resolutions of the supervisory board must be adopted by a majority of the votes cast at a supervisory board meeting.

     The business address of the supervisory director is the address of our principal executive office in The Hague. Mr. van der Flier does not own any common shares or any stock options. See "Compensation of Supervisory Board."

     Our advisory board currently consists of one member. The supervisory director is:

                  Name                Age                   Position
                  ----                ---                   --------
Aad van der Flier                     48                    Chairman

     Mr. van der Flier has served as Chairman of the Supervisory Board since June 2002. Mr. van der Flier is currently an accountant for GMW Holding BV, our largest stockholder. Since 1988, he has been the chief executive officer and owner of van der Flier Accounting Firm, B.V., an accounting firm in Zuid Scharwoude, The Netherlands.


Compensation of Supervisory Board

     Our supervisory director currently receives no compensation for serving on the supervisory board. In the future, however, each supervisory director may receive an annual fee and be paid a stipend in connection with attendance at, and travel to and from, a supervisory board meeting or a supervisory board committee meeting, and be reimbursed in connection with other expenses. We currently have no loans outstanding to our supervisory director.

Management Board and Key Staff

     Our management board manages our business and operations under the supervision of our supervisory board. The management board consists of one or more members, which may be general or ordinary members as designated by the stockholders. The stockholders appoint members of our management board and have the power to suspend or dismiss a member at any time. In addition, the stockholders also determine the compensation to be paid to the members of the management board.

     A majority of the members of our management board present or represented at a meeting is required to adopt certain actions. Our management board may only adopt valid resolutions by favorable vote when the majority of the members of our management board in office are present or represented at a meeting.

     Certain actions of our management board require the prior approval of our supervisory board. Our articles of association identify these actions. These actions include, but are not limited to, the acquisition, alienating, encumbrance, or pledging of our assets, the borrowing of money, and the compensation of employees, including compensation pursuant to pension plans and stock option plans. The supervisory board may determine that their prior approval is not required if the amount involved does not exceed a value fixed by the supervisory board and such action is communicated in writing to the management board. In addition to the actions set forth in our articles of association, the supervisory board may specify other actions that require their prior approval. The supervisory board, however, must advise the management board in writing of those additional actions. Currently, the supervisory board has not made any additional actions subject to their prior approval.

     Our management board is vested with the general legal authority to represent us. We may be represented by a general member acting individually or by two ordinary members acting jointly. The management board may also grant general or limited powers of attorney to individuals to represent us. In the event of a conflict of interest between us and a member of the management board, we will be represented by a member of the management board or the supervisory board as the supervisory board may designate. In addition, the stockholders are at all times authorized to designate one or more persons for this purpose.

     The business address of each member of the management board is the address of our principal executive office in The Hague.

     The members of our management board are:

               Name                  Age                  Position
         -----------------    ------------------    -----------------------
         Raoul Maphar                31             Chief Executive Officer
         Steve Mannen                43             Chief Operating Officer
         Niels Reijers               42             Chief Financial Officer

     Mr. Maphar has served as Chief Executive Officer since 2000. Prior to joining PEPC Worldwide, Mr. Maphar worked at Winkelman & van Hessen, a marketing and communications consulting firm in The Netherlands, which focuses on technology companies, from 1999 to 2000. Mr. Maphar has a law degree with a specialization in business law from the Erasmus University in Rotterdam, The Netherlands.

     Mr. Mannen has served as Chief Operating Officer since May 2001. For 15 years prior to joining PEPC Worldwide, Mr. Mannen was founder and Chief Executive Officer of International Business Consultants, a Netherlands' consulting company, which focused on export management consulting. Mr. Mannen has a diploma from the NERG organization and several certifications from the PBNA School in electronic engineering in The Netherlands.

     Mr. Reijers has served as Chief Financial Officer since May 2001. Prior to joining PEPC Worldwide, Mr. Reijers was an associate of Prime Structured Finance B.V., a Dutch private equity firm, where he was also in-house lawyer and responsible for the venture capital department. Mr. Reijers is still associated with Prime Structured and occasionally provides certain services to Prime Structured for which he is compensated. From January 1999 to February 2001, Mr. Reijers was a partner at Tricorp Capital Partners B.V., a Dutch private equity firm, where he was in-house lawyer and responsible for the venture capital department. Prior to joining Tricorp, Mr. Reijers worked as a tax lawyer at KPMG Meijburg & Co. in Amsterdam for ten years. Mr. Reijers earned his law degree at the University of Utrecht and his masters in fiscal law at the University of Amsterdam.

Compensation of Management Board

     The aggregate annual base salary compensation that our management board members received during 2001 was (euro)63,920 ($63,000).

     We entered into employment agreements with Mr. Maphar, our CEO, effective December 1999, and Mr. Mannen, our COO, effective May 2001. Mr. Maphar's employment agreement is for an indefinite term but may be terminated by either party with two months' notice and provides for a $50,000 annual salary and a grant of 22,805 options, which over three years. Mr. Mannen's employment agreement is for an indefinite term but may be terminated by either party with two months' notice and provides for a $54,000 annual salary and a grant of 114,026 options, which over three years. Neither Mr. Maphar's employment agreement nor Mr. Mannen's employment agreement provide for any benefits upon the termination of their employment.

     In February 2001, we issued 81,684 common shares to a company for locating an individual to invest in our company and for financial services to be provided by Mr. Reijers. The financial services were rendered from fiscal 2000 through June 30, 2002.

Stock Option Plan

     We have established a stock option plan with respect to our management and employees. Under this plan, members of our management board and other specified employees may be granted an option to acquire a specified number of common shares. The aggregate purchase price paid for all of the options outstanding on December 31, 2001 was approximately (euro)251,040 ($247,425). The exercise price for all options issued to date has been between (euro)0.01 ($0.01) and
(euro)8.32 ($8.20). The options granted are exercisable for a period of five years after the grant date but are subject to vesting or, in certain cases, resale restrictions, as well as other restrictions. Options granted vest (or, where applicable, the resale restrictions are voided) over three years. On December 31, 2001, the number of options outstanding was 622,826. The total number of unexercised outstanding options held by members of our management board as a group on December 31, 2001 was 136,831. The options have a maximum term of five years.

     We have agreed with the underwriter not to issue stock options to purchase more than 15% of the total common shares outstanding for a period of three years.

     For further information regarding stock options, including the accounting impact and vesting of these options, see Note 7 to our audited consolidated financial statements included elsewhere in this prospectus.

     We currently have no loans outstanding to members of our management board.

Limitation of Liability and Indemnification Matters

     Pursuant to Dutch law, each member of our supervisory board and our management board is responsible to us for the proper performance of his or her assigned duties. They are also responsible for taking measures to prevent the consequences of any improper performance of duties by another member of our supervisory board or our management board. The stockholders may pass a resolution discharging the members of our supervisory and management board of liability in respect of the exercise of their duties during any financial year.

     The discharge of liability may be limited by mandatory provisions of Dutch law, such as in the case of bankruptcy. In addition, this discharge extends only to actions or omissions disclosed in or apparent from the adopted annual accounts or otherwise communicated to the general meeting of stockholders. In case of actions or omissions, the members of our supervisory board and our management board could be jointly and severally liable toward third parties for any loss sustained by these third parties as a result of these actions or omissions. An individual supervisory board or management board member can avoid liability if he or she can prove that he or she was not responsible for these actions or omissions and that he or she has not been negligent in taking measures to prevent the consequences of those actions or omissions. Under Dutch law, our supervisory directors generally cannot be held personally liable for decisions made exercising their reasonable business judgment.

     We indemnify the persons described below against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in relation to any threatened, pending or completed action, suits or other proceedings, other than an action by us or on our behalf. We shall also indemnify those persons if they are threatened to be made a party to any threatened, pending or completed action or proceeding by or in our right to procure a judgment in their favor. We shall indemnify a person who acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and who is or was:

     o    a member of our supervisory board,

     o    a member of our management board,

     o    an officer or agent, or

     o was serving at our request as a member of our supervisory board, management board, or was an officer or agent of another company, a partnership, joint venture, foundation, trust or other enterprise.

     This indemnification generally will not be available if the person seeking indemnification acted with gross negligence or willful misconduct in the performance of their duty to us. A court in which an action is brought may, however, determine that indemnification is appropriate nonetheless.

     Outstanding Stock Options of the Supervisory Board and the Management Board as of June 30, 2002.

                   Number of Options      Exercise        Vesting     Expiration
                      Outstanding          Price          Period        Date
                   -----------------    -----------     -----------   ----------
Management Board
   (in aggregate)        136,831         (euro)0.01     Three years    02/01/05

Advisors

     PEPC Worldwide has received legal advice with respect to this offering from Broad and Cassel, a partnership including professional associations, 201 S. Biscayne Blvd., Suite 3000, Miami, Florida 33131 and Van Diepen Van der Kroef Advocaten, Dijsselhof plantsoen, 16-18, Amsterdam, The Netherlands.

Auditors

     The consolidated financial statements of PEPC Worldwide NV included in this prospectus have been audited by KPMG Accountants N.V., Amstelveen, The Netherlands, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm.

Share Ownership

     The following sets forth the information regarding the beneficial ownership of our common shares as of the date of this prospectus, and as adjusted to reflect the sale of the common shares in this offering, by each supervisory board member and management board member.

                                               Percentage of     Percentage of
                                                  Shares            Shares
                                            Beneficially Owned   Beneficially
                          Number of Shares      Before this    Owned After this
Name of Beneficial owner Beneficially Owned       Offering          Offering
------------------------ ------------------ ------------------ ----------------
Aad van der Flier                    0                0                0
Raoul Maphar                    22,805(1)             *                *
Steve Mannen                   114,026(2)           1.4              1.1
Niels Reijers                   54,456                *                *

----------
*    Less than 1%.

(1)  Represents 22,805 common shares issuable upon exercise of stock options.
(2)  Represents 114,026 common shares issuable upon exercise of stock options.

Employees

     As of July 31, 2002, we employed approximately 35 people including three people in management, four people in administration, 11 in sales and marketing, and 17 in research and development, production and support. During 2001, we rapidly increased our administrative, support and sales staff in order to execute our operating plan. We have never had a work stoppage and no personnel are represented under collective bargaining agreements. We consider our relations with our employees to be good. We believe that our future success depends in part on our ability to hire, assimilate and retain qualified personnel.

                             PRINCIPAL STOCKHOLDERS

     The following sets forth the information regarding the beneficial ownership of our common shares as of the date of this prospectus, and as adjusted to reflect the sale of the common shares in this offering, by each beneficial owner of 5.0% or more of the common shares excluding the supervisory board members and management board members.

                                                                   Percentage of          Percentage of
                                                                Beneficially Owned        Beneficially
                                         Number of Shares           Before this         Owned After this
Name of Beneficial owner                Beneficially Owned           Offering               Offering
------------------------                ------------------      ------------------      ----------------
GMW Holding BV                               4,730,376                57.98%                 46.57%
Lange Stammerdijk 31
1109 BL Amsterdam Zuidoost,
The Netherlands

Ornskold Gruppen Holding B.V.                 960,000                 11.77%                  9.45%
Dudokweg 43 B, 1703 DA
Heerbugowaard, The Netherlands

Van Buren Beheer B.V.                         960,000                 11.77%                  9.45%
Moerbeeklaan 46
1705 BD Heerhugowaard
The Netherlands

Burest Holding BV                             706,020                  8.65%                  6.95%
Koningslaan 54
1075 AE Amsterdam
The Netherlands

     GMW Holding BV is a company controlled by Mrs. G.M.W. Hibma. Ornskold Gruppen Holding B.V. is a company controlled by Mr. C.J.W.A. Komen. Van Buren Beheer B.V. is a company controlled by Mr. A. Van Buren. Burest Holding BV is a company controlled by Mr. J.G. Van Burken.


                           RELATED PARTY TRANSACTIONS

     From inception through June 20, 2002, we paid $123,024 in management fees to GMW Holding BV, which was also our managing director during this time.

     In August 2000, Mr. Cees Komen through Ornskold Gruppen Holding B.V., a principal stockholder, loaned us $202,990. In February 2001, the stockholder converted the loan into 27,228 common shares. Between February 2001 and April 2002, we borrowed a total of (euro)3,600,000 ($3,548,160) from this stockholder pursuant to an oral agreement in which we agreed to convert the loan into common shares in the future. In July 2002, we entered into a written agreement with this stockholder pursuant to which it and/or its designees agreed to contribute an additional (euro)3,900,000 ($3,843,840) in the form of convertible debt on an unsecured basis. The agreement provides that the stockholder will contribute at least (euro)250,000 ($246,400) to us on a monthly basis with the balance of its total contribution due prior to the closing of this offering. Prior to this offering, we will issue to the stockholder 1,783,860 common shares in exchange for the debt we owe it with the balance of the amount owed by the stockholder to be paid pursuant to the agreement. After the share issuance, the principal stockholder has agreed to transfer 960,000 common shares to an independent third party.

     In February 2001, we issued 81,684 common shares to Rue du Roi Holding BV, a company controlled by Tricorp Capital Partners B.V., for locating an investor and for financial services performed. Mr. Reijers was Tricorp's in-house lawyer and was responsible for its venture capital department.

     Since February 2002, our controlling stockholder has loaned us an aggregate of (euro)2,700,000 ($2,661,120). As of June 30, 2002, the outstanding balance on this loan was (euro)2,500,000 ($2,464,000). The loan bears interest annually at a rate of 6% per annum. Interest is payable annually. We did not pay interest for the outstanding loan amount in 1999. The loan does not have a stated maturity date and is subordinate to all of our debt. We have agreed with the stockholder to convert a portion of the loan into common shares prior to the closing of this offering.

     A company controlled by our supervisory director provides general accounting services to us. Total fees paid to this company were $3,116 in 2000, $13,596 in 2001 and $5,737 for the six-month period ended June 30, 2002.

                                 OUR SECURITIES

     Our authorized capital stock consists of 40,000,000 common shares, par value (euro)0.01. The rights, preferences and restrictions of our securities, including voting rights, dividends, sharing in company profits, sharing in the surplus in the event of liquidation, redemption provisions, sinking fund provisions, liability for further capital calls and any provision discriminating against any existing or prospective holder of such securities as a result of such stockholder owning a substantial number of shares, are summarized below.

Units

     Each unit consists of two common shares and one redeemable purchase warrant. The common shares and warrants will trade as units for 30 days following the effective date of this offering and then may be separated at the discretion of our underwriter and traded separately as common shares and warrants. In making any such decision, the underwriter will consider various market factors, including the strength of support for the units.

Common Shares

     As of the date of this prospectus, there are 8,158,008 common shares issued and outstanding. The holders of our common shares have equal ratable rights to dividends from legally available funds, when, as and if declared by the stockholders; are entitled to share ratably in all of our assets available for distribution to holders of our common shares upon liquidation, dissolution or winding up; and are entitled to one vote per share on all matters on which stockholders vote. The holders of our common shares do not have cumulative voting rights, which means that the holders of more than 51% of such outstanding shares, voting for the election of our directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of our directors.

Warrants

     Our warrants will be issued in registered form in an agreement dated as of the effective date, between us and American Stock Transfer and Trust Company, as warrant agent. The following discussion of certain terms and provisions of our warrants is qualified in its entirety by reference to the warrant agreement. A form of the certificate representing our warrants which form a part of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

     Each of our warrants entitles the registered holder to purchase one common share. Each warrant is exercisable at $10.00 per share. The exercise price and the number of shares issuable upon exercise of the warrants are subject to adjustment in certain circumstances. Our warrants may be exercised, in whole or in part, for a period of three years beginning on the first anniversary date of this offering. After the expiration date, warrant holders shall have no further rights.

     We may redeem some or all of our outstanding warrants beginning one year from the closing date of this offering for $0.10 per warrant at any time on 30 days' prior written notice if the closing bid price of our common shares is $17.50 for 30 consecutive trading days provided such notice is delivered within 45 days of the end of the 30-day consecutive trading period.

Transfer Agent and Warrant Agent

     The transfer agent and warrant agent for the common shares and the warrants is American Stock Transfer and Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

                             ADDITIONAL INFORMATION

Articles of Association

     In February 2001, we converted to a public company under Dutch law and amended our articles of association. Chapter II, Article 3 of our amended articles of association sets forth our objectives and purposes. The objectives of the company are: to exploit an electronic publishing company, with all connected developments and services; participate in, cooperate with, to administer and manage and finance other enterprises and companies, to provide security also for the debts of third parties, to invest property, to obtain, alienate, manage and exploit registered property and items of property in general; and perform all other activity of financial or commercial nature. PEPC Worldwide N.V. is a public limited liability company registered under the corporations law in The Netherlands. The Netherlands company number given to PEPC is N.V. 1088595.

     Interested directors' powers to vote on a proposal. Our directors may vote on proposals presented at a board meeting even in the case they have an interest in the proposal. However, voting decisions of the board members must be in accordance with their obligation to the proper fulfillment of its duties towards us. In the event of a conflict of interest between us and a member of the management board, we will be represented by such member of the management board or of the supervisory board as the supervisory board may designate. The stockholders are at all times authorized to designate one or more persons for this purpose.

     Directors' powers to set compensation for themselves. Our articles of association provide that compensation for the members of the supervisory board and the management board is set by our stockholders.

     Before borrowing powers of the directors. The management board must receive the prior approval from the supervisory board before borrowing money in the course of carrying out the management of the company.

     Retirement or non-retirement of directors under an age limit requirement.
Article 22 of the articles of association requires supervisory directors who have attained the age of 72 to resign at the annual general meeting of stockholders held in the year in which they turn 72. The articles of association do not provide for the retirement of members of the management board at a set age.

     Number of shares required for directors' qualification. Members of the management and supervisory board do not need to be stockholders in order to serve on the management and supervisory board.

     Changing stockholders' rights. The rights of our stockholders are determined by our articles of association and the Dutch civil code on corporations. Our articles of association can be amended only by our stockholders. In the event of transfer of shares, the acquirer can firstly exercise its rights as a stockholder after the deed of transfer has been officially served on us or we have acknowledged the transfer in writing.

     General stockholders' meetings. Chapter IX of the articles of association sets forth the procedures for calling the annual general meeting and all other general meetings. An annual general meeting must be held no later than six months after the end of our fiscal year. Other general meetings are held as often as the management or supervisory board determine. In addition, stockholders owning at least one-tenth of our authorized capital are entitled to request that the management or supervisory board call a general meeting.

     Notice of any general meeting must be given at least 15 days before the meeting date. The notice shall specify the subjects to be discussed.

     Unless otherwise required by law, action taken at a general meeting is to be decided by a majority of the votes cast at the meeting. Each share entitles the holder to one vote.

     Rights to own securities. The articles of association do not contain limitations on stock ownership by non-residents or foreign stockholders.

     Change of control. We are not presently aware of any takeover attempts. Our articles of association currently do not contain provisions which may be deemed to be "anti-takeover" in nature because such provisions may deter, discourage or make more difficult a change of control.

     Threshold ownership. The articles of association do not contain provisions requiring disclosure of share ownership after a set threshold.

Material Contracts

     We have not entered into any material contracts other than in the ordinary course of business.

Exchange Controls and Other Limitations Affecting Security Holders

     There are currently no Dutch laws, decrees or regulations that restrict the export or import of capital, including, but not limited to, foreign exchange controls, or that affect the remittance of dividends or other payments to non-Dutch residents or to US holders of PEPC's securities.

Taxation

     Material U.S. Federal Income Tax Considerations

     The following discussions set forth certain federal income tax consequences, under current law, relating to the purchase and ownership of the units and the underlying common shares and warrants. The discussion is a summary and does not purport to deal with all aspects of federal taxation that may be applicable to an investor, nor does it consider specific facts and circumstances that may be relevant to a particular investor's tax position. Some holders, such as dealers in securities, insurance companies, tax exempt organizations, foreign persons and those holding common shares or warrants as part of a straddle or hedge transaction, may be subject to special rules that are not addressed in this discussion. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, and on administrative and judicial interpretations as of the date hereof, all of which are subject to change. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THIS OFFERING, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

     Allocation of purchase price. Each unit as a whole will have a tax basis equal to the cost of the unit. The measure of income or loss from some of the transactions described below depends on the tax basis in the warrant and the common shares comprising the unit. The tax basis for each of the warrants and the common shares will be determined by allocating the cost of the unit between the securities that comprise the unit in proportion to the relative fair market values of these securities at the time of acquisition.

     Exercise and sale of warrants. No gain or loss will be recognized by a holder of a warrant on the purchase of common shares for cash on an exercise of a warrant, except that gain will be recognized to the extent cash is received in lieu of fractional shares. The tax basis of common shares received upon exercise of a warrant will equal the sum of the holder's tax basis for the exercised warrant and the exercise price. The holding period of the common shares acquired will begin on the date the warrant is exercised and the common share is purchased. It does not include the period during which the warrant was held.

     Gain or loss from the sale or other disposition of a warrant, or loss in the event the warrant expires unexercised, other than on a redemption by us, will be capital gain or loss to its holder if the common shares to which the warrant relates would have been a capital asset in the hands of such holder. This capital gain or loss will be long-term capital gain or loss if the holder has held the warrant for more than one year at the time of the sale, disposition or lapse. On the redemption of a warrant by us, the holder generally will realize capital gain or loss.

     Sale of common shares. The sale of common shares should generally result in the recognition of gain or loss to the holder in an amount equal to the difference between the amount realized and such holder's tax basis in the common shares. If the common share constitutes a capital asset in the hands of the holder, gain or loss upon the sale of the common share will be characterized as long-term or short-term capital gain or loss, depending on whether the common share has been held for more than one year.

     Expiration of warrants without exercise. If a holder of a warrant allows it to expire without exercise, the expiration will be treated as a sale or exchange of the warrant on the expiration date. The holder will have a loss equal to the amount of such holder's tax basis in the lapsed warrant. If the warrant constitutes a capital asset in the hands of the holder, the loss will be characterized as long-term or short-term capital loss, depending on whether the warrant was held for more than one year.

Statement by Experts

     The financial statements as of December 31, 2001 and 2000 and for the years ended December 31, 2001 and 2000, the period from inception (October 15, 1999) through December 31, 1999, and the period from inception (October 15, 1999) through December 31, 2001, included in this prospectus have been so included in reliance on the report of KPMG Accountants N.V., Amstelveen, The Netherlands independent accountants, given on authority of said firm as experts in auditing and accounting.

Documents on Display

     We have filed with the SEC a registration statement containing this prospectus and encompassing any amendments thereto on Form F-1 pursuant to the Securities Act with respect to the units, the common shares and the warrants being offered in this offering. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto, certain portions of which are omitted as permitted by SEC rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to any contract, agreement or other document filed as an exhibit to the registration statement, please refer to the exhibit for a more complete description of the matter involved, and each statement shall be deemed qualified in its entirety by reference to the registration statement and to the financial statements, schedules and exhibits filed as a part thereof.

     The registration statement filed by us with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of those filings can be obtained from the SEC's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates and may also be obtained from the website that the SEC maintains at http://www.sec.gov. You may also call the SEC at 1-800-SEC-0330 for more information.

     As of the date of this prospectus, we will become subject to the reporting requirements of the Securities Exchange Act of 1934, and, in accordance therewith, will file reports and other information with the SEC. These reports and other information can be inspected and copied at the public reference facilities of the SEC set forth above, and copies of these materials can be obtained from the SEC's Public Reference Section at prescribed rates. We intend to furnish our stockholders with annual reports containing audited financial statements and any other periodic reports we deem appropriate or as may be required by law.

     In addition, we will provide, without charge to each person, including any beneficial owner, upon written or oral request of that person, a copy of any and all of the information that has been referenced in this prospectus. Please direct such requests to the Chief Financial Officer, PEPC Worldwide N.V.,

     Alexanderstaat 18, 2514 JM The Hague, The Netherlands, telephone number
(31) (070) 346 5056 or facsimile number (31) (070) 360 2376.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, we will have 10,158,008 common shares outstanding. Of these shares, the 2,000,000 common shares sold in this offering will be freely tradable without restrictions under the Securities Act. The remaining 8,158,008 common shares will be "restricted securities" as defined in Rule 144 and will become eligible for public sale subject to the restrictions of Rule 144 commencing one year from their issuance.

     In general under Rule 144, if a period of at least one year has lapsed since the later of the date the "restricted shares," as that term is defined in Rule 144, were acquired from us and the date they were acquired from an "affiliate" of ours, as that term is defined in Rule 144, then the holder of the restricted shares, including an affiliate, is entitled to sell a number of shares within any three-month period that does not exceed the greater of 1% of the then-outstanding common shares or the average weekly reported volume of trading of the common shares on the AMEX, as the case may be, during the four calendar weeks preceding the sale. The holder may only sell the shares through unsolicited brokers' transactions or directly to market makers. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of the sales, notices of the sales and the availability of current public information concerning us. An affiliate may sell shares not constituting restricted shares in accordance with the foregoing volume limitations and other requirements but without regard to the one-year holding period.

     Under Rule 144(k), if a period of at least two years has elapsed between the later of the date the restricted shares were acquired from us and the date they were acquired from an affiliate, as applicable, a holder of these restricted shares who is not an affiliate at the time of the sale and has not been an affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     Our directors, executive officers and stockholders who own an aggregate of 8,158,008 common shares will enter into written agreements not to sell or otherwise dispose of the common shares beneficially owned by them for up to 18 months after the date of this prospectus without the consent of Noble International Investments, Inc.

     We can make no predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the common shares in the public market, or the perception that these sales may occur, could adversely affect prevailing market prices.

                                  UNDERWRITING

     Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell to Noble International Investments, Inc., 6501 Congress Avenue, Suite 1100, Boca Raton, FL 33487, and who has agreed to purchase the number of units offered in this offering set forth opposite its name below.

                                                                 Number
Name                                                            of Units
----                                                            ---------
Noble International Investments, Inc.                           1,000,000
                                                                ---------
Total                                                           1,000,000
                                                                =========

     The underwriting agreement provides that the obligation of the underwriter to purchase the units is subject to some conditions. The underwriter shall be obligated to purchase all of the units (other than those covered by the underwriter's over-allotment option described below), if any are purchased.

     Noble International has advised us that the underwriters propose to offer the units to the public at $____ and that they may allow some dealers who are members of the NASD, and some foreign dealers, concessions not in excess of $___ per share, of which amount a sum not in excess of $___ per share may in turn be reallowed by such dealers to other dealers who are members of the NASD and to some foreign dealers. After the commencement of this offering, the offering price, the concession to selected dealers, and the reallowance to other dealers may be changed by Noble International.

     To our knowledge, none of our significant stockholders or supervisory or management board members intend to subscribe to purchase units in this offering. In addition, to our and the underwriter's knowledge, no person intends to subscribe for more than 5% of this offering. The underwriter has targeted potential investors in the United States, The Netherlands, Belgium, Luxemburg, France, Switzerland, The United Kingdom, Spain and Germany. A specific tranche of units has not been reserved for the potential investors in these countries.

     We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in this regard.

     We have agreed to pay to Noble International an expense allowance on a non-accountable basis equal to two percent of the gross proceeds derived from the sale of the 1,000,000 units offered in this offering (or 1,150,000 units if the underwriters' over-allotment option is exercised in full). We paid an advance on this allowance in the amount of $60,000.

     We will pay to the underwriters an underwriting discount equal to 9% as follows:

                          Total without          Total with
             Discount     exercise of over-      exercise of over-
             per unit     allotment option       allotment option
             --------     -----------------      -----------------
             $1.35        $1,350,000             $1,552,500

     The following table sets forth the amount and nature of other forms of compensation we will pay to Noble International in connection with the offering:

Type of Compensation        Terms                                Total Amount
--------------------        -----                                ------------
Non-accountable expenses    2% of the gross proceeds of the      $300,000 ($345,000 if the
                            offering                             underwriters' over-allotment
                                                                 option is exercised in full)

Underwriter warrant (1)     Warrant to purchase up to 100,000    Depending upon the market price
                            units at an exercise price of 120%   of common shares at the time of
                            of the initial public offering       exercise
                            price per unit

----------
(1)  Underwriter warrant is issued to Noble International.

     We have also agreed to pay some of Noble International's expenses in connection with this offering, including expenses in connection with qualifying the units offered in this offering for sale under the laws of such states as Noble International may designate and the placement of tombstone advertisements.

     In connection with this offering, we have agreed to grant to Noble International an underwriter warrant to purchase up to 100,000 units. The underwriter warrant is exercisable for a period of four years commencing one year after the date of this prospectus at an exercise price per share equal to 120% of the initial public offering price per unit. The underwriter warrant may not be sold, transferred, assigned, pledged, or hypothecated for a period of 12 months from the date of this prospectus, except to its employees or to members of the selling group. The underwriter warrant grants to the underwriter, with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the underwriter warrant, on demand registration rights, as well as piggyback registration rights to the holders of the securities underlying the underwriter warrant for five years from the date of this prospectus. The underwriter warrant contains customary anti-dilution provisions.

     In connection with this offering, we have granted Noble International the right, for the three-year period commencing on the closing date of this offering, at Noble International's option, to designate a member of our board of directors, or to appoint an observer to attend all meetings of our board of directors.

     We have also agreed to retain Noble International as our warrant solicitation agent for so long as the warrants are outstanding. We have agreed to pay Noble International a commission of 7% upon the exercise of the warrants.

     We, and each of our officers and directors have agreed not to offer, assign, issue, sell, hypothecate, or otherwise dispose of any common shares, or securities of PEPC convertible into, or exercisable or exchangeable for, common shares, or common shares received upon conversion, exercise, or exchange of these securities, to the public without the prior written consent of Noble International for a period of at least up to 18 months after the date of this prospectus.

     We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase at the public offering price per unit, less the underwriting discount, up to an aggregate of 150,000 units. To the extent this option is exercised, the underwriters will become obligated to purchase additional units. The underwriters may exercise this right of purchase only for the purpose of covering over-allotments, if any, made in connection with the sale of the units. Purchases of units upon exercise of the over-allotment option will result in the realization of additional compensation by the underwriters.

     Rules of the SEC may limit the ability of the underwriters to bid for or purchase units before the distribution of the units is completed. The underwriters, however, may engage in the following activities in accordance with the rules:

     o Stabilizing transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the units, so long as stabilizing bids do not exceed a specified maximum.

     o Over-allotments and syndicate coverage transactions. The underwriters may create a short position in the units by selling more units than are set forth on the cover page of this prospectus. If a short position is created in connection with the offering, the representative may engage in syndicate covering transactions by purchasing units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

     o Penalty bids. If the representative purchases units in the open market in a stabilizing transaction or syndicate coverage transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those units as part of this offering,

     Stabilization and syndicate covering transactions may cause the price of the units to be higher than it would be in the absence of such transactions. The imposition of a penalty bid might also have an effect on the price of the units if it discourages resales of the units.

     Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the units. These transactions may occur on the American Stock Exchange, in the event that we maintain a listing with them, or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

     We and the underwriters expect that the units will be ready for delivery on the third business day following the date of this prospectus. Under SEC regulations, secondary market trades are required to settle in three business days following the trade date (commonly referred to as "T-3"), unless the parties to the trade agree to a different settlement cycle. As noted above, the units will settle in T-3. Therefore, purchasers who wish to trade on the date of this prospectus or during the next three succeeding business days must specify an alternate settlement cycle at the time of the trade to prevent a failed settlement. Purchasers of the units who wish to trade the units on the date of this prospectus or during the next three succeeding business days should consult their own advisors.

     Prior to this offering, there has been no public market for our units, common shares or warrants. Consequently, the initial public offering price was determined by negotiations among us and the representative of the underwriters. The principal factors considered in determining the initial public offering price of the units were our record of operations, our current financial condition, our future prospects, our markets, the economic conditions in and future prospects for the industry in which we compete, our management and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to us. However, the public offering price of the units does not necessarily bear any relationship to our assets, net worth, earnings, book value, or other criteria of value applicable to us and should not be considered an indication of the actual value of the common shares. As a result, the prices at which the units will sell in the public market after this offering may be lower than the price at which they are sold by the underwriters and an active trading market in the units, common shares or warrants may not develop or continue after this offering.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)

                   Index to Consolidated Financial Statements

                                                                                               Page
                                                                                               ----
Consolidated Financial Statements

As of December 31, 2001 and 2000, for the years ended December 31, 2001 and
   2000, the period from inception (October 15, 1999) through December 31,
   1999, and the period from inception (October 15, 1999) through December 31,
   2001

          Independent Auditors' Report of KPMG Accountants N.V.                                 F-2

          Consolidated Balance Sheets as of December 31, 2001 and 2000                          F-3

          Consolidated Statements of Operations and Comprehensive Loss for the
          years ended December 31, 2001 and 2000, the period from inception
          (October 15, 1999) through December 31, 1999, and the period from
          inception (October 15, 1999) through December 31, 2001                                F-4

          Consolidated Statements of Stockholders' Deficit for the years ended
          December 31, 2001 and 2000, and the period from inception (October 15,
          1999) through December 31, 1999                                                       F-5

          Consolidated Statements of Cash Flows for the years ended December 31,
          2001 and 2000, the period from inception (October 15, 1999) through
          December 31, 1999, and the period from inception (October 15, 1999)
          through December 31, 2001                                                             F-6

          Notes to Consolidated Financial Statements                                            F-8

As of June 30, 2002, for the six-month periods ended June 30, 2002 and 2001, and the period from inception (October 15, 1999) through June 30, 2002
   (unaudited)

          Consolidated Balance Sheet as of June 30, 2002 (unaudited)                           F-19

          Consolidated Statements of Operations and Comprehensive Loss for the
          six-month periods ended June 30, 2002 and 2001, and the period from
          inception (October 15, 1999) through June 30, 2002 (unaudited)                       F-20

          Consolidated Statement of Stockholders' Deficit for the six-month
          period ended June 30, 2002 (unaudited)                                               F-21

          Consolidated Statements of Cash Flows for the six-month periods ended
          June 30, 2002 and 2001, and the period from inception (October 15, 1999)
          through June 30, 2002 (unaudited)                                                    F-22

          Notes to Consolidated Financial Statements (unaudited)                               F-24

                          Independent Auditors' Report

The Board of Directors and Stockholders
PEPC Worldwide N.V.:

The recapitalization described in notes 7 and 9 to the consolidated financial statements has not been consummated at September 30, 2002. When it has been consummated, we will be in a position to furnish the following report:

     "We have audited the accompanying consolidated balance sheets of PEPC Worldwide N.V. and subsidiaries (a development stage company) as of December 31, 2001 and 2000, and the related consolidated statements of operations and comprehensive loss, stockholders' deficit, and cash flows for the years ended December 31, 2001 and 2000, the period from inception (October 15, 1999) through December 31, 1999, and the period from inception (October 15, 1999) through December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PEPC Worldwide N.V. and subsidiaries (a development stage company) as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years ended December 31, 2001 and 2000, the period from inception (October 15, 1999) through December 31, 1999, and the period from inception (October 15, 1999) through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America."

KPMG Accountants N.V.
Amstelveen, The Netherlands
September 23, 2002

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                           CONSOLIDATED BALANCE SHEETS
                               As of December 31,

                                                                          2001           2000
                                                                       -----------    -----------
                                  ASSETS

Current assets:
     Cash                                                              $    24,247    $   287,940
     Other current assets                                                  217,625        213,008
                                                                       -----------    -----------
Total current assets                                                       241,872        500,948

Property and equipment, net (note 2)                                     2,738,978      1,026,286
                                                                       -----------    -----------
Total assets                                                           $ 2,980,850    $ 1,527,234
                                                                       ===========    ===========

             LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable                                                  $   660,205    $   793,730
     Stockholders' loans (note 3)                                        5,012,612      2,772,729
     Accrued expenses                                                       92,560         80,211
                                                                       -----------    -----------
Total current liabilities                                                5,765,377      3,646,670

Commitments and contingencies (note 5 and 9)

Stockholders' deficit (note 7):
     Common stock, (euro) 0.10 par value:
         Authorized shares - 2,268,900
         468,394 issued and outstanding shares at December 31, 2001
         207,378 issued and outstanding shares at December 31, 2000         44,278         20,926
     Additional paid-in capital                                          3,576,160      1,445,189
     Deficit accumulated during the development stage                   (6,313,151)    (3,524,211)
     Accumulated other comprehensive income (loss)                          78,114        (33,649)
                                                                       -----------    -----------
                                                                        (2,614,599)    (2,091,745)
Less:  loan to stockholder for shares issued                              (121,173)          --
Less:  loans to employees related to stock options granted (note 7)        (48,755)       (27,691)
                                                                       -----------    -----------

Total stockholders' deficit                                             (2,784,527)    (2,119,436)
                                                                       -----------    -----------
Total liabilities and stockholders' deficit                            $ 2,980,850    $ 1,527,234
                                                                       ===========    ===========

See accompanying notes to consolidated financial statements.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                                                           Period from          Period from
                                                               Year ended                   inception           inception
                                                               December 31,             (October 15, 1999)  (October 15, 1999)
                                                       -----------------------------         through            through
                                                          2001               2000        December 31, 1999   December 31, 2001
                                                       -----------       -----------    ------------------  ------------------
Operating expenses:
   Selling, general and administrative                 $ 2,191,400           668,691               --            2,860,091
   Research and development                                478,149         2,696,770             87,565          3,262,484
                                                       -----------       -----------        -----------        -----------
Total operating expenses                                 2,669,549         3,365,461             87,565          6,122,575
                                                       -----------       -----------        -----------        -----------

Loss from operations                                    (2,669,549)       (3,365,461)           (87,565)        (6,122,575)

Other income (expense):
   Interest expense                                       (121,387)          (76,323)              --             (197,710)
   Interest income                                           1,996             5,138               --                7,134
                                                       -----------       -----------        -----------        -----------
Total other expense                                       (119,391)          (71,185)              --             (190,576)
                                                       -----------       -----------        -----------        -----------

Net loss                                               $(2,788,940)       (3,436,646)           (87,565)        (6,313,151)
                                                       -----------       -----------        -----------        -----------

Comprehensive loss:
   Net loss                                             (2,788,940)       (3,436,646)           (87,565)        (6,313,151)
   Currency translation gain (loss), net of tax of $0      111,763           (34,642)               993             78,114
                                                       -----------       -----------        -----------        -----------
Comprehensive loss                                     $(2,677,177)       (3,471,288)           (86,572)        (6,235,037)
                                                       ===========       ===========        ===========        ===========

Net loss per share:
   Basic and diluted                                   $     (0.51)            (0.71)             (0.02)
                                                       -----------       -----------        -----------

Weighted average common shares outstanding
(note 6)
   Basic and diluted                                     5,422,972         4,816,645          4,561,253
                                                       ===========       ===========        ===========

See accompanying notes to consolidated financial statements.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
          For the years ended December 31, 2001 and 2000 and the period from inception (October 15, 1999) through December 31, 1999

                                                                  Deficit     Accumulated
                                                                Accumulated      Other
                                  Common Stock      Additional   During the  Comprehensive               Stock Options     Total
                                 -----------------   Paid-In    Development     Income         Loan to     Employee    Stockholders'
                                 Shares    Amount    Capital       Stage        (Loss)      Stockholder      Loans        Deficit
                                 -------   -------  ----------  ----------   -------------  -----------  ------------- -------------
Balance at October 14, 1999         --        --         --           --            --            --            --            --

Issuance of common stock
  for cash on October 15, 1999   181,513   $18,545       --           --            --            --            --          18,545
Net loss                            --        --         --        (87,565)         --            --            --         (87,565)
Translation adjustments             --        --         --           --             993          --            --             993
                                 -------   -------  ---------   ----------    ----------    ----------    ----------    ----------

Balance at December 31, 1999     181,513    18,545       --        (87,565)          993          --            --         (68,027)

Issuance of common stock for
  cash on July 25, 2000           25,865     2,381  1,418,034         --            --            --            --       1,420,415
Loans to employees related to
  stock options granted             --        --       27,155         --            --            --         (27,155)         --
Net loss                            --        --         --     (3,436,646)         --            --            --      (3,436,646)
Translation adjustments             --        --         --           --         (34,642)         --            (536)      (35,178)
                                 -------   -------  ---------   ----------    ----------    ----------    ----------    ----------

Balance at December 31, 2000     207,378    20,926  1,445,189   (3,524,211)      (33,649)         --         (27,691)   (2,119,436)

Issuance of common stock for:
    Stock dividend (note 7)      226,890    20,299    (20,299)        --            --            --            --            --
    Issuance of a loan on
      February 13, 2001            1,361       122    121,672         --            --        (121,794)         --            --
    Loan conversion (note 3)      24,958     2,233  1,865,271         --            --            --            --       1,867,504
    Stockholder services (note 8)  6,807       609     60,288         --            --            --            --          60,897
    Cash on December 24, 2001      1,000        89     81,106         --            --            --            --          81,195
Loans to employees related to
  stock options granted             --        --       22,616         --            --            --         (22,616)         --
Proceeds upon issuance of
  stock options                     --        --          317         --            --            --            --             317
Net loss                            --        --         --     (2,788,940)         --            --            --      (2,788,940)
Translation adjustments             --        --         --           --         111,763           621         1,552       113,936
                                 -------   -------  ---------   ----------    ----------    ----------    ----------    ----------

Balance at December 31, 2001     468,394   $44,278  3,576,160   (6,313,151)       78,114      (121,173)      (48,755)   (2,784,527)
                                 =======   =======  =========   ==========    ==========    ==========    ==========    ==========

   See accompanying notes to consolidated financial statements.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   Period from   Period from
                                                                                    inception     inception
                                                                                  (October 15,  (October 15,
                                                             Year ended                1999)         1999)
                                                             December 31,            through       through
                                                      -------------------------    December 31,  December 31,
                                                         2001           2000           1999          2001
                                                      -----------    ----------    ------------  ------------
OPERATING ACTIVITIES
Net loss                                              $(2,788,940)   (3,436,646)      (87,565)   (6,313,151)
Adjustments to reconcile net loss to net cash
  Used in operating activities:
  Depreciation and amortization                           336,996        52,534          --         389,530
  Stock-based compensation for services                    20,299        20,888          --          41,187
  Changes in operating assets and liabilities:
    Other current assets                                    4,550      (200,658)       (9,132)     (205,240)
    Accounts payable                                      (92,817)      775,624         3,049       685,856
    Accrued expenses                                       36,894        45,228        13,920        96,042
                                                      -----------    ----------    ----------    ----------

 Net cash used in operating activities                 (2,483,018)   (2,743,030)      (79,728)   (5,305,776)

 INVESTING ACTIVITIES
 Purchases of property and equipment                   (2,111,984)   (1,036,547)      (24,875)   (3,173,406)

 Net cash used by investing activities                 (2,111,984)   (1,036,547)      (24,875)   (3,173,406)

 FINANCING ACTIVITIES
 Issuance of common stock                                  81,195     1,420,415        18,545     1,520,155
 Proceeds from stockholders' loans                      4,263,461     2,610,840       120,116     6,994,417
 Proceeds from issuance of stock options                      317          --            --             317
                                                      -----------    ----------    ----------    ----------

 Net cash provided by financing activities              4,344,973     4,031,255       138,661     8,514,889

 Effect of exchange rate changes on cash                  (13,664)        2,695          (491)      (11,460)

 Increase (decrease) in cash and cash equivalents        (263,693)      254,373        33,567        24,247
 Cash at beginning of period                              287,940        33,567          --            --
                                                      -----------    ----------    ----------    ----------

 Cash and cash equivalents at end of period           $    24,247       287,940        33,567        24,247
                                                      ===========    ==========    ==========    ==========

 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Interest paid                                               --            --            --            --
                                                      ===========    ==========    ==========    ==========

 Taxes paid                                                  --            --            --            --
                                                      ===========    ==========    ==========    ==========

                                                                                   Period from   Period from
                                                                                    inception     inception
                                                                                  (October 15,  (October 15,
                                                             Year ended                1999)         1999)
                                                             December 31,            through       through
                                                      -------------------------    December 31,  December 31,
                                                         2001           2000           1999          2001
                                                      -----------    ----------    ------------  ------------
 SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
 FINACING ACTIVITIES:
 Issuance of common stock upon conversion of
   stockholders' loans                                  1,865,271          --            --       1,865,271
                                                      ===========    ==========    ==========    ==========

 Issuance of loan to stockholder upon issuance of
   common stock                                          (121,794)         --            --        (121,794)
                                                      ===========    ==========    ==========    ==========

 Issuance of common stock to settle expense accrued
   for compensation                                       (20,299)         --            --         (20,299)
                                                      ===========    ==========    ==========    ==========

 Prepaid asset recorded upon issuance of common
   stock for services to be received in 2002              (20,299)         --            --         (20,299)
                                                      ===========    ==========    ==========    ==========

 Loans to employees related to stock options granted      (22,616)      (27,155)         --         (49,771)
                                                      ===========    ==========    ==========    ==========

See accompanying notes to consolidated financial statements.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

(1)  Description of Business and Summary of Significant Accounting Policies

     Formation and Description of Business

     PEPC Worldwide N.V. (the "Company") was incorporated in The Netherlands on October 15, 1999 under the name PEPC Nederland B.V., as a private company with limited liability, referred to as a "besloten vennootschap met beperkte aansprakelijkheid" or a B.V. Effective on February 13, 2001, the Company converted its legal structure from a B.V. to a public company with limited liability, referred to as a "naamloze vennootschap" or an N.V. and changed its name to PEPC Worldwide N.V. The Company's principal offices are located in The Hague, The Netherlands.

     The Company plans to address the information needs of business and leisure travelers worldwide by digitally distributing national, international and local newspapers to and selling them through its in-house developed interactive vending units, known as PRESSPOiNT(TM), located in hotels, airports and cruise ships. PRESSPOiNTs offer the latest editions of newspapers 24 hours a day, seven days a week, 365 days a year.

     The Company aggregates content by entering into agreements with publishers, who provide their daily newspapers to the Company via the Internet in PDF format based on the Company's technical specifications. The Company then uses its proprietary software to convert the PDF version to a PEPC-specific format and distributes the newspapers worldwide via commercial satellite to its PRESSPOiNTs. The Company's vending units bring the convenience of digital up-to-the minute speed combined with the familiarity of physical print and layout for each newspaper.

     Through December 31, 2001, the Company has been primarily involved in performing research and development activities, hiring personnel, and raising capital to support and expand these activities. Accordingly, the Company is in the development stage.

     Financing

     The Company has been financed by advances from and investments by major stockholders. Since inception, the Company has sustained significant losses and has, at December 31, 2001, a deficit in working capital of approximately $5,500,000. As discussed in note 3, certain stockholders and the Company have agreed that their stockholder loans will be converted into common stock before the Company's planned initial public offering. During 2001, a significant stockholder in the Company orally agreed to fund
     (euro)7,714,264 ($6,866,462 at December 31, 2001) for the Company's further product development, market penetration, working capital and future operations. The agreement provides that the stockholder will fund at least
     (euro)250,000 ($222,525 at December 31, 2001) per month with the balance of the total commitment due prior to the closing of the Company's initial public offering. The stockholder signed a letter agreement under these terms in July 2002. As of December 31, 2001, this stockholder had funded a total of (euro)2,949,571 ($2,625,411 at December 31, 2001) to the Company under this commitment. This commitment is not contingent upon the Company successfully completing its planned initial public offering. Based on this funding commitment and the Company's fiscal 2002 cash flow projections, management believes that the Company will be able to continue as a going concern for the foreseeable future.

     Initial Public Offering

     The Company is contemplating an initial public offering (the "IPO") of 1,000,000 units consisting of two shares of common stock and one common stock purchase warrant at an estimated price of $14.00 to $16.00 per unit, with each warrant enabling the holder to purchase one share of common stock for $10.00 (note 9).

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

     Principles of Consolidation

     The consolidated financial statements include the financial statements of PEPC Worldwide N.V. and its eight wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     Foreign Currency Translation and Transactions

     The accompanying consolidated financial statements are reported in U.S. dollars. The Euro is the primary functional currency for the Company. The translation of the functional currencies of the Company and its subsidiaries into U.S. dollars (reporting currency) is performed for assets and liabilities using the current exchange rates in effect at the balance sheet date, and for costs and expenses using average exchange rates prevailing during the reporting periods. Adjustments resulting from the translation of functional currency financial statements to the reporting currency are accumulated and reported as other comprehensive income, a separate component of stockholders' deficit. Gains or losses resulting from foreign currency transactions, if any, are included in the consolidated statements of operations.

     Cash

     The Company had no restrictions on cash at December 31, 2001. At December 31, 2000, the Company had restricted cash of $255,608 representing a guarantee deposit maintained for development costs payable to International Business Machines Corp. ("IBM"). The guarantee deposit was released in 2001 as the related costs were paid to IBM by the Company.

     Property and Equipment

     Property and equipment are stated at cost. Ordinary maintenance and repair expenditures are charged to expense as incurred.

     Depreciation on plant and equipment is calculated using the straight line method over the estimated useful lives of the assets. Leasehold improvements are amortized straight line over the shorter of the lease term or estimated useful life of the asset.

     Other Current Assets

     Other current assets primarily consist of prepaid expenses and VAT receivables of $41,950 and $132,442 at December 31, 2001, and $0 and $175,235 at December 31, 2000, respectively.

     Research and Development

     Research and development costs are expensed as incurred.

     Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

     Stock Option Plan

     The Company applies the intrinsic value-based method of accounting for employee stock options prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25" issued in March 2000. Under this method, compensation expense is recorded on the date of grant only if the current fair value of the underlying stock exceeded the exercise price. Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

     Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     Impairment of Long-Lived Assets

     Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount for which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell, and depreciation ceases.

     Segment Information

     The Company has adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." This statement requires disclosure of certain information about the Company's operating segments, products, geographic areas in which it operates and major customers. This statement also allows a company to aggregate similar segments for reporting purposes. Management has determined that its operations can be aggregated into one reportable segment. Furthermore, substantially all of the Company's operations and assets are located in The Netherlands. Therefore, no separate segment disclosures have been included in the accompanying notes to the consolidated financial statements.

     Financial Instruments

     The Company's financial instruments include cash, accounts payable and loans due to stockholders. Due to the short-term nature of these instruments, the fair value of these instruments approximates their recorded value.

     Loss Per Common Share

     Loss per common share is computed in accordance with SFAS No. 128, "Earnings Per Share." Basic loss per common share is based upon the weighted average shares outstanding. Diluted loss per common share is based upon the weighted average shares outstanding and dilutive common stock equivalents. Approximately 622,826, 610,634 and 182,441 stock options, and shares associated with stockholder loan conversions, if any,

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

     were not included in the computation of diluted loss per share for 2001, 2000 and 1999, as their effect would be anti-dilutive.

     Recently Adopted Accounting Standards

     In June 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations on or after July 1, 2001. SFAS No. 141 specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144.

     The Company adopted the provisions of SFAS No. 141 as of July 1, 2001, and SFAS No. 142 as of January 1, 2002. The Company has no goodwill or intangible assets recorded as of December 31, 2001 and 2000, respectively, and therefore adoption of these accounting standards did not affect the Company's financial statements.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 amends existing guidance on asset impairment and provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held-for-sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The Company adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not affect the Company's financial statements.

     Recently Issued Accounting Standards

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligation." SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. The Company also records a corresponding asset which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company is required to adopt SFAS No. 143 on January 1, 2003. The Company believes that the adoption of SFAS No. 143 will not have a material impact on its financial statements.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections to existing pronouncements that are not substantive in nature. SFAS No. 145 will be adopted on January 1, 2003, except for the provisions relating to the amendment of SFAS No. 13 "Accounting for Leases," which will be adopted for transactions occurring subsequent to May 15, 2002. The Company believes that the adoption of SFAS No. 145 will not have a material impact on its financial statements.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force ("EITF") has set forth in the EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The scope of SFAS No. 146 also includes (1) costs related to terminating a contract that is not a capital lease, and (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred compensation contract. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company believes that the adoption of SFAS No. 146 will not have a material impact on its financial statements.

(2)  Property and Equipment, Net

     Property and equipment, net consists of the following at December 31, 2001 and 2000:

                                               Estimated
                                              Useful Lives     2001          2000
                                                            ----------    ----------
                                                                 $             $
     Leasehold improvements                    5-10 years      341,959          --
     PRESSPOiNT units                          3 years         437,434          --
     PRESSPOiNT unit molds                     3 years         807,818       426,012
     PRESSPOiNT unit parts and subassemblies         --      1,064,755       262,569
     Office furniture and equipment            3-5 years       414,408       332,608
     Automobiles                               5 years          58,674        58,669
                                                            ----------    ----------
                                                             3,125,048     1,079,858
     Less: accumulated depreciation                           (386,070)      (53,572)
                                                            ----------    ----------
                                                             2,738,978     1,026,286
                                                            ==========    ==========


(3)  Stockholders' Loans

     Stockholders' loans at December 31, 2001 and 2000 consist of cash advances from major stockholders. No maturity or redemption schedule exists for these loans as it has been agreed between the Company and the respective stockholders that the loans not converted during 2000 and 2001 into common stock will be converted before the planned IPO. See further discussion in note 9.

     As the common stock issuances were not completed on or before December 31, 2001, the loans are classified as short-term. The loans include a note due to the controlling stockholder, who was also the managing director of the Company from inception through June 20, 2002, which has a stated annual interest rate of 6%. No interest was charged on this loan during 1999. All other shareholders' loans are non-interest bearing.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

     The development of the stockholders' loans in the years 2001 and 2000 can be detailed as follows:

                                                                2001          2000
                                                             ----------    ----------
                                                                 $             $
               Balance as at January 1                        2,772,729       118,389
               Cash advance during the year                   4,263,461     2,610,840
               Conversion into equity on February 13, 2001   (1,865,271)         --
               Translation adjustments                         (158,307)       43,500
                                                             ----------    ----------
               Balance as at December 31                      5,012,612     2,772,729
                                                             ==========    ==========


(4)  Income Taxes

     The Company has not recorded any income tax expense or benefit in the consolidated financial statements due to the lack of profitable operations since inception. Management believes that the following deferred tax asset exists at December 31, 2001 and 2000. The Company has provided a full valuation allowance for the deferred tax asset as the Company has not had sustainable taxable net income in any period since its inception and as such, it considers it to be more likely than not that no portion of the deferred tax asset will be realized.

                                                     2001          2000
                                                  ----------    ----------
                                                      $             $
               Net operating loss carry-forward    2,160,775     1,254,721
               Less: Valuation allowance          (2,160,775)   (1,254,721)
                                                  ----------    ----------
               Net deferred tax asset                   --            --
                                                  ==========    ==========


     At December 31, 2001, the Company's net operating loss carry-forwards for income tax purposes are available to offset future taxable income, if any, indefinitely.

(5)  Commitments and Contingencies

     Leases

     The Company has several non-cancelable operating leases, primarily for office space and transportation equipment. Rental expense for operating leases during 2001, 2000 and the period from October 15, 1999 through December 31, 1999 was $44,964, $35,397 and $0, respectively .

     As of December 1, 2001, the Company has entered into a non-cancelable operating lease for an office building through August 31, 2006. The annual charge is $87,030. At December 31, 2001, minimum rental payments under non-cancelable leases aggregated $528,942. The net minimum payments over the next five years and there-after are $133,107 in 2002, $127,266 in 2003, $111,757 in 2004, $97,982 in 2005, $58,830 in 2006, and $0 beyond 2006.

     Legal Matters

     The Company is currently involved in the following trademark and patent legal matters. No legal actions or any other claims have arisen against the Company.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

     The Company is using the PRESSPOiNT name globally for its vending units. The Company holds trademark rights on the PRESSPOiNT name in the United States ("US"). Saarbach GmbH ("Saarbach"), which holds the trademark rights in the PRESSPOiNT name in Europe, has notified the Company of presumed trademark infringement. The Company and Saarbach are presently negotiating a future cooperation, aimed at a joint use of the trademark name. If negotiations fail, Saarbach could start litigation, claiming damages and a prohibition to use the PRESSPOiNT name in Europe. In trademark litigation, the claimant may claim for the surrender of profits for the period the trademark has been unlawfully used.

     E-Data Corporation ("E-Data"), a US company, has notified the Company claiming infringement on its patent "System for reproducing information in material objects at a point of sale location," the rights of which it owns in the US, Canada and Europe. The Dutch Patent Bureau was commissioned by the Company and concluded that the Company had not infringed E-Data's patent rights. E-Data, at any stage, could start litigation, claiming damages and a prohibition to operate the PRESSPOiNT units. In patent litigation, the claimant may claim for the surrender of profits for the period the patent has been infringed.

     NCR Corporation ("NCR"), a US company, notified the Company claiming infringement on its patent "Newspaper vending machine with online connection," the rights to which it owns in the US, Europe and several other countries. The Dutch Patent Bureau was commissioned by the Company and concluded that the Company had not infringed NCR's patent rights. On September 11, 2002, the Company purchased NCR's global right, title and interest in and to the above patent. See further discussion in note 9.

     No litigation has been filed against the Company by Saarbach or E-Data. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial statements.

     Commitments

     The Company has agreements in place with publishers and agents for the distribution of content and maintenance of the PRESSPOiNTs and with some hotel chains. The compensation of these parties is based on the future revenues that will be generated by the PRESSPOiNT.

(6)  Loss Per Share

     Basic net loss per share is based upon the weighted average number of common shares outstanding during the period, which have been retroactively adjusted for the Company's stock splits and planned 12 for 1 stock split to occur prior to its planned IPO (note 9).

     In periods of losses, diluted net loss per share is also based upon the weighted average number of common shares outstanding during the period. As the Company had a loss for the years ended December 31, 2001 and 2000, and the period from inception (October 15, 1999) through December 31, 1999, the effect of the Company's common stock options as well as shares subject to stockholder loan conversions was anti-dilutive.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

                                                                           2001          2000          1999
                                                                        ----------    ----------    ----------
                                                                            $             $             $
     Basic:
     Net loss                                                           (2,788,940)   (3,436,646)      (87,565)
     Weighted average shares outstanding                                 5,422,972     4,816,645     4,561,253
                                                                        ----------    ----------    ----------
     Net loss per share                                                      (0.51)        (0.71)        (0.02)
                                                                        ==========    ==========    ==========
     Diluted:
     Net loss                                                           (2,788,940)   (3,436,646)      (87,565)
     Weighted average shares used in basic calculation                   5,422,972     4,816,645     4,561,253
                                                                        ----------    ----------    ----------
     Effect of stock options and convertible stockholders' loans                 0             0             0
     Weighted average common and common equivalent shares outstanding    5,422,972     4,816,645     4,561,253
                                                                        ----------    ----------    ----------
     Net loss per share                                                      (0.51)        (0.71)        (0.02)
                                                                        ==========    ==========    ==========

(7)  Stockholders' Deficit

     Stock Dividend

     On February 13, 2001, the Company approved a common stock dividend to its stockholders. The stock dividend involved the issuance of additional shares of more than 25 percent of the number previously outstanding and as such, has been accounted for as a stock split (of approximately 2.1 for 1) effected in the form of a dividend. All references to the number of shares (other than common stock issued or outstanding on the 2000 consolidated balance sheet and the 2000 and 1999 consolidated statements of stockholders' deficit), per share amounts, and any other reference to shares in the consolidated financial statements and the accompanying notes to consolidated financial statements, unless otherwise noted, have been adjusted to reflected the dividend on a retroactive basis. The Company plans to increase the par value of its common stock to (euro)0.12 per share and to effect a 12 for 1 stock split just prior to its planned IPO. This split has been retroactively reflected in weighted average shares outstanding used in the basic and diluted loss per share calculations. Previously awarded stock options have been adjusted to reflect the approximate 2.1 for 1 stock split and 12 for 1 planned IPO stock split.

     Stock Option Plan

     The Company has established a stock option plan with respect to its management and employees. The plan is denominated in Euros. Under this plan, members of the management board and other specified employees may be granted an option to acquire a specified number of common shares. At December 31, 2001, there were 18 participants in the plan. The aggregate purchase price for options outstanding at December 31, 2001 was approximately (euro)251,040. The exercise price for all options issued to date has been between (euro)0.01 and (euro)8.32. The options expire at various points between 2004 and 2006. The options granted, at prices not less than the fair market value on the date of grant, are exercisable for a period of five years after the grant date but are subject to vesting or, in certain cases, resale restrictions, as well as other restrictions. Options granted vest over three years from the date

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

     of grant. The total number of unexercised outstanding options held by a management board member on December 31, 2001 was 136,831. The options have a maximum term of five years.

     Under the terms of the option plan for the purpose of favorable tax treatment for Company employees under tax regulations in the Netherlands, the option holder must pay the Company 20% of the fair value of the underlying stock at the date of grant. The Company granted loans to 10 employees to assist in paying these amounts. The loans are non-interest bearing and are payable by the respective employees to the Company at the earlier of several dates, including date of exercise, cessation of employment, death or personal bankruptcy. The loans are classified as a separate component of stockholders' deficit in the accompanying consolidated balance sheets.

     The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its employee stock options in the financial statements. Under APB 25, the Company does not recognize compensation expense upon the issuance of its stock options because the option terms are fixed and the exercise price equals the fair value of the underlying stock on the grant date. The Company has determined the pro-forma information as if the Company had accounted for stock options granted since October 15, 1999, under the fair value method of SFAS 123, "Accounting for Stock-Based Compensation." The Black-Scholes option pricing model was used with the following weighted-average assumptions for options issued in each year:

                                             2001        2000         1999
     -----------------------------------------------------------------------
              Risk-free interest rate            6%          6%           6%
              Dividend yield                     0%          0%           0%
              Volatility factor                  0%          0%           0%
              Weighted-average
               expected life                4 years     4 years      4 years
     =======================================================================


     The weighted-average fair values of options granted in 2001, 2000 and 1999 were (euro)1.74, (euro)0.07 and (euro)0 per share, respectively. If the Company had recognized compensation expense based on these values, the Company's pro-forma net loss and both basic and diluted loss per share would have been increased by approximately (euro)551 or (euro)0 ($492 or $0) per share for 2001, (euro)88 or (euro)0 ($78 or $0) per share for 2000, and (euro)2 or (euro)0 ($2 or $0) per share for 1999. As such, such pro-forma calculations are not necessarily indicative of the effects on net income of future years.

     Stock option activity during the periods indicated was as follows:

                                                                       Weighted-average
                                                Number of shares        exercise price
                                                ----------------       ----------------
      Balance at October 14, 1999                      --              (euro)  --
          Granted                                    182,441                  0.01
                                                     -------
      Balance at December 31, 1999                   182,441                  0.01
          Granted                                    410,493                  0.01
          Granted                                     17,700                  8.32
                                                     -------
      Balance at December 31, 2000                   610,634                  0.25
          Granted                                     14,916                  8.32
          Forfeited                                   (2,724)                (8.32)
                                                     -------
      Balance at December 31, 2001                   622,826           (euro) 0.40
                                                     =======

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

     At December 31, 2001 and 2000, the number of options exercisable was 197,588 and 45,610, respectively, and the weighted-average exercise price of those options was (euro)0.16 and (euro)0.01, respectively. No options were exercisable at December 31, 1999.

     Stock options outstanding and exercisable at December 31, 2001 are as follows:

                                           Outstanding                       Exercisable
                                  --------------------------------      -----------------------
                                              Average                                Average
                                              Exercise      Average              Exercise Price
     Exercise Price ((euro))      Options   Price ((euro))  Life (a)    Options     ((euro))
     -----------------------      --------  --------------  --------    -------  --------------
             0.01                 592,934       0.01          2.70      193,844       0.01
             8.32                  29,892       8.32          4.27        3,744       8.32
                                  -------                               -------
                                  622,826       0.40          2.78      197,588       0.16
                                  =======                               =======

     (a)  Average contractual life remaining in years

(8)  Related Party Transactions

     During 2001, the Company incurred total management consulting costs of $ 81,196 paid to the controlling stockholder of the Company, who also was the managing director of the Company from inception through June 20, 2002. Amounts were recorded as selling, general and administrative expenses.

     In February 2001, the Company issued 6,807 shares of common stock to a company as compensation for locating an individual to invest in the Company, and for financial services provided. The financial services were rendered during 2000 and 2001 with services continuing through June 30, 2002. The estimated fair value of locating the investor has been offset against the share proceeds received by the Company. The Company has recorded the estimated fair value of the financial services provided in 2001 and 2000 as selling, general and administrative expenses during the years ended December 31, 2001 and 2000 and the estimated fair value of the financial services to be provided in 2002 as an other current asset in the December 31, 2001 consolidated balance sheet.

     The Company out-sources its general accounting services to a company owned by a member of the Company's supervisory board. Total fees paid for these services were $13,596, $3,116 and $1,061 in 2001, 2000 and 1999, respectively, and were recorded as selling, general and administrative expenses. There were no amounts payable to this company at December 31, 2001.

     The Company has an interest-bearing loan at December 31, 2001 and 2000 with a shareholder as discussed in Note 3. Total interest expense accrued on this note during 2001, 2000 and 1999 was $102,175 , $58,012 and $0, respectively.

     Other than as disclosed above and in note 3, the Company had not entered into any other transactions with related parties during 2001, 2000 and 1999.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

(9)  Subsequent Events

     On January 1, 2002, the Company acquired certain equipment and related know-how from a Netherlands-based division of a company in exchange for shares of the Company's common stock to be issued with an estimated fair value of $294,555. The division has assembled the Company's PRESSPOiNT units since the Company's inception. The Company has entered into a lease agreement with the division's previous owner to use its production and storage warehouse facilities. The non-cancelable lease term is over five years with monthly minimal rental payments of $ 10,773 due through December 31, 2006.

     Subsequent to December 31, 2001 and prior to the planned IPO, the Company will consummate various capital transactions, including the conversion of the majority of loans from three stockholders into shares of common stock as follows.

     As of June 30, 2002, the outstanding balance due to the controlling stockholder was approximately (euro)2,500,000 ($2,464,000). The Company agreed with the controlling stockholder in July 2002 to convert, at estimated fair value, (euro)1,562,819 ($1,391,064 at December 31, 2001) of the loan value into 50,097 shares of common stock prior to the closing of the IPO. The Company also plans to pay the remaining loan amount of
     (euro)937,181 ($834,184 at December 31, 2001) due to the controlling stockholder prior to the closing of the IPO.

     As discussed in note 1, a significant stockholder has agreed to fund at least (euro)250,000 ($222,525 at December 31, 2001) per month to the Company with the balance of the total commitment of (euro)7,714,264 ($6,866,462 at December 31, 2001) due to the Company prior to the closing of the IPO. The Company agreed with the significant stockholder in July 2002 to convert, at estimated fair value, (euro)7,487,374 ($6,664,507 at December 31, 2001) of the loan value into 148,655 shares of common stock prior to the closing of the IPO.

     In February 2002, the Company and another stockholder agreed to terms of conversion at estimated fair value, and on March 1, 2002, converted the stockholder's entire loan of (euro)680,670 ($605,864 at December 31, 2001) into 7,422 shares of common stock.

     As a result of the above capital transactions, the Company plans to issue 211,440 shares of common stock at a par value of (euro)0.10 to the stockholders and to record approximately (euro)9,926,000 ($8,835,000 at December 31, 2001) to additional paid-in capital. Given these transactions and the 12 for 1 common stock split planned to be effected by the Company prior to the IPO, Company management expects its common shares issued and outstanding to be 8,158,008 at the IPO date.

     On September 11, 2002, the Company purchased the global right, title and interest in and to NCR's patent "Newspaper vending machine with online connection" for $200,000. The agreement includes additional cash consideration to be paid by the Company to NCR upon the possible occurrence of certain events. In accordance with the agreement, the total additional consideration to be paid, if any, is capped at $200,000.

     The Company has filed a registration statement with the U.S. Securities and Exchange Commission on Form F-1 offering 1,000,000 units at an estimated initial offering price between $14 and $16 per unit (consisting of two shares of common stock and one common stock purchase warrant). Also, the Company intends to issue to the IPO's underwriters 115,000 warrants which enable the underwriters to acquire 115,000 units (as defined above) for 120% of the IPO unit offering price. Lastly, the underwriters may, under certain circumstances, purchase from the Company, up to an additional 15% of the number of units sold to the public, solely to cover over-allotments.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                           CONSOLIDATED BALANCE SHEETS
                               As of June 30, 2002
                                   (Unaudited)


                              ASSETS

Current assets:
     Cash                                                         $   180,940
     Other current assets                                             125,423
                                                                  -----------
Total current assets                                                  306,363

Property and equipment, net (notes 6 and 9)                         3,052,455
Other assets                                                          129,328
                                                                  -----------
Total assets                                                      $ 3,488,146
                                                                  ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Accounts payable                                             $   635,023
     Stockholders' loans (notes 7 and 11)                           7,120,305
     Accrued expenses                                                 130,497
                                                                  -----------
Total current liabilities                                           7,885,825

Commitments and contingencies

Stockholders' deficit:
     Common stock, (euro)0.10 par value:
         Authorized shares - 2,268,900
         475,816 issued and outstanding shares at June 30, 2002        44,944
     Additional paid-in capital                                     4,186,262
     Deficit accumulated during the development stage              (8,227,054)
     Accumulated other comprehensive income (loss)                   (218,548)
                                                                  -----------
                                                                   (4,214,396)

Less:  loan to stockholder for shares issued                         (130,696)
Less:  loans to employees related to stock options granted            (52,587)
                                                                  -----------

Total stockholders' deficit                                        (4,397,679)
                                                                  -----------
Total liabilities and stockholders' deficit                       $ 3,488,146
                                                                  ===========


See accompanying notes to consolidated financial statements.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                   (Unaudited)

                                                                                        Period from
                                                              Six-month period           inception
                                                               ended June 30,        (October 15, 1999)
                                                         --------------------------       through
                                                            2002           2001       June 30, 2002
                                                         -----------    -----------  -----------------
Operating expenses:
    Selling, general and administrative                  $ 1,557,460        802,456      4,417,551
    Research and development                                 298,407        146,745      3,560,891
                                                         -----------    -----------    -----------
Total operating expenses                                   1,855,867        949,201      7,978,442
                                                         -----------    -----------    -----------

Loss from operations                                      (1,855,867)      (949,201)    (7,978,442)

Other income (expense):
    Interest expense                                         (58,036)       (71,993)      (255,746)
    Interest income                                             --            1,485          7,134
                                                         -----------    -----------    -----------
Total other expense                                          (58,036)       (70,508)      (248,612)
                                                         -----------    -----------    -----------

Net loss                                                 $(1,913,903)    (1,019,709)    (8,227,054)
                                                         -----------    -----------    -----------

Comprehensive loss:
    Net loss                                              (1,913,903)    (1,019,709)    (8,227,054)
    Currency translation gain (loss), net of tax of $0      (296,662)       203,451       (218,548)
                                                         -----------    -----------    -----------
Comprehensive loss                                       $(2,210,565)      (816,258)    (8,445,602)
                                                         ===========    ===========    ===========

Net loss per share:
Basic and diluted                                              (0.34)         (0.19)
                                                         -----------    -----------

Weighted average common shares outstanding (Note 8)
Basic and diluted                                          5,680,760      5,388,450
                                                         ===========    ===========


See accompanying notes to consolidated financial statements.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                   (Unaudited)

                                                                 Deficit
                                                               Accumulated    Accumulated                    Stock
                                  Common Stock     Additional  During the        Other                      Options       Total
                                ----------------    Paid-In    Development   Comprehensive     Loan to     Employee   Stockholders'
                                Shares    Amount    Capital       Stage          Loss        Stockholder     Loans       Deficit
                                -------   ------   ----------  -----------   -------------   -----------  ----------  -------------
Balance at December 31, 2001    468,394   44,278   3,576,160   (6,313,151)       78,114        (121,173)    (48,755)   (2,784,527)
                                =======   ======   =========   ==========      ========        ========     =======    ==========

Issuance of common stock upon
  conversion of stockholder
  loan (note 7)                   7,422      666     610,078         --            --              --          --         610,744
Proceeds upon issuance of
  stock options granted            --       --            24         --            --              --          --              24
Net loss                           --       --          --     (1,913,903)         --              --          --      (1,913,903)
Translation adjustments            --       --          --           --        (296,662)         (9,523)     (3,832)     (310,017)
                                -------   ------   ---------   ----------      --------        --------     -------    ----------

Balance at June 30, 2002        475,816   44,944   4,186,262   (8,227,054)     (218,548)       (130,696)    (52,587)   (4,397,679)
                                =======   ======   =========   ==========      ========        ========     =======    ==========

See accompanying notes to consolidated financial statements.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                          (a Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                                 Period from
                                                                  Six-month period                inception
                                                                   ended June 30,             (October 15, 1999)
                                                           ------------------------------          through
                                                              2002               2001           June 30, 2002
                                                           -----------        -----------     ------------------
OPERATING ACTIVITIES
Net loss                                                   $(1,913,903)        (1,019,709)        (8,227,054)
Adjustments to reconcile net loss to net cash
   Used in operating activities:
       Depreciation and amortization                           220,313            151,908            609,843
       Stock-based compensation for services                    20,358             10,174             61,545
       Changes in operating assets and liabilities:
          Other current assets                                  81,799             66,491           (123,441)
          Accounts payable                                    (368,955)          (498,806)           316,901
          Accrued expenses                                      28,657             83,652            124,699
                                                           -----------        -----------        -----------

Net cash used in operating activities                       (1,931,731)        (1,206,290)        (7,237,507)
                                                           -----------        -----------        -----------

INVESTING ACTIVITIES
Purchases of property and equipment                           (136,053)        (1,092,001)        (3,309,459)
                                                           -----------        -----------        -----------

Net cash used by investing activities                         (136,053)        (1,092,001)        (3,309,459)
                                                           -----------        -----------        -----------

FINANCING ACTIVITIES
Issuance of common stock                                          --               81,391          1,520,155
Proceeds from stockholders' loans                            2,212,424          2,443,638          9,206,841
Proceeds from issuance of stock options                             24                268                341
                                                           -----------        -----------        -----------

Net cash provided by financing activities                    2,212,448          2,525,297         10,727,337
                                                           -----------        -----------        -----------

Effect of exchange rate changes on cash                         12,029            (37,461)               569

Increase in cash and cash equivalents                          156,693            189,545            180,940
Cash at beginning of period                                     24,247            287,940               --
                                                           -----------        -----------        -----------

Cash and cash equivalents at end of period                 $   180,940            477,485            180,940
                                                           ===========        ===========        ===========

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION:
Interest paid                                              $      --                 --                 --
                                                           ===========        ===========        ===========

Taxes paid                                                 $      --                 --                 --
                                                           ===========        ===========        ===========

                                                                                                 Period from
                                                                  Six-month period                inception
                                                                   ended June 30,             (October 15, 1999)
                                                           ------------------------------          through
                                                              2002               2001           June 30, 2002
                                                           -----------        -----------     ------------------
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES

Issuance of common stock upon conversion of
stockholders' loans                                        $   610,744            508,701          2,476,015
                                                           ===========        ===========        ===========

Issuance of loan to stockholder upon issuance of
common stock                                                      --             (122,088)          (121,794)
                                                           ===========        ===========        ===========

Prepaid asset recorded upon issuance of common stock
for services to be received in 2002                               --              (30,522)           (20,299)

Loans to employees related to stock options granted
                                                                  --                 --              (49,771)

Issuance of common stock to settle expense accrued
for compensation                                                  --              (20,348)           (20,299)

Reduction of prepaid assets for stockholder service
compensation expense                                           (20,358)              --              (20,358)

Accounts payable recorded for purchase of equipment
and related know-how                                       $  (294,555)              --             (296,928)
                                                           ===========        ===========        ===========

See accompanying notes to consolidated financial statements.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                         (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                                  (Unaudited)
                                 June 30, 2002

(1)  Formation and Description of Business and Basis of Presentation

     PEPC Worldwide N.V. (the "Company") was incorporated in The Netherlands on October 25, 1999 under the name PEPC Nederland B.V., as a private company with limited liability, referred to as a "besloten vennootschap met beperkte aansprakelijkheid" or a B.V. Effective on February 13, 2001, the Company converted its legal structure from a B.V. to a public company with limited liability, referred to as a "naamloze vennootschap" or an N.V. and changed its name to PEPC Worldwide N.V. The Company's principal offices are located in The Hague, The Netherlands.

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments, consisting only of normal, recurring adjustments considered necessary for a fair presentation, have been included. For further information, refer to the consolidated financial statements and notes thereto for the year ended December 31, 2001 included elsewhere herein.

     The Company plans to address the information needs of business and leisure travelers worldwide by digitally distributing national, international and local newspapers to and selling them through its in-house developed interactive vending units, known as PRESSPOiNT(TM), located in hotels, airports and cruise ships. PRESSPOiNTs offer the latest editions of newspapers 24 hours a day, seven days a week, 365 days a year.

     The Company aggregates content by entering into agreements with publishers, who provide their daily newspapers to the Company via the Internet in PDF format based on the Company's technical specifications. The Company then uses its proprietary software to convert the PDF version to a PEPC-specific format and distributes the newspapers worldwide via commercial satellite to its PRESSPOiNTs. The Company's vending units bring the convenience of digital up-to-the minute speed combined with the familiarity of physical print and layout for each newspaper.

     Through June 30, 2002, the Company has been primarily involved in performing research and development activities, hiring personnel, and raising capital to support and expand these activities. Accordingly, the Company is in the development stage.

(2)  Financing

     The Company has been financed by advances from and investments by major stockholders. Since inception, the Company has sustained significant losses and has, at June 30, 2002, a deficit in working capital of approximately $7,600,000. As discussed in note 7, certain stockholders and the Company have agreed that their stockholder loans will be converted into common stock before the Company's planned initial public offering. During 2001, a significant stockholder in the Company orally agreed to fund
     (euro)7,714,264 ($7,603,178) for the Company's further product development, market penetration, working capital and future operations. The agreement provides that the stockholder will fund at least (euro)250,000 ($246,400) per month with the

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                         (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                                  (Unaudited)
                                 June 30, 2002

     balance of the commitment due prior to the closing of the Company's initial pubic offering. The stockholder signed a letter agreement under these terms in July 2002. As of June 30, 2002, this stockholder had funded a total of
     (euro)3,264,692 ($3,217,682) to the Company under this commitment. This commitment is not contingent upon the Company successfully completing its planned initial public offering. Based on this funding commitment, results for the six-month period ended June 30, 2002, and the Company's cash flow projections, management believes that the Company will be able to continue as a going concern for the foreseeable future.

(3)  Initial Public Offering

     The Company is contemplating an initial public offering (the "IPO") of 1,000,000 units consisting of two shares of common stock and one common stock purchase warrant at an estimated price of $14.00 to $16.00 per unit, with each warrant enabling the holder to purchase one share of common stock for $10.00 (note 11).

(4)  Recently Adopted Accounting Standards

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations on or after July 1, 2001. SFAS No. 141 specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144. The Company adopted the provisions of SFAS No. 141 as of July 1, 2001, and SFAS No. 142 as of January 1, 2002. The adoption of SFAS No. 141 and SFAS No. 142 did not affect the Company's financial statements.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 amends existing guidance on asset impairment and provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held-for-sale; broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The Company adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not affect the Company's financial statements.

(5)  Recently Issued Accounting Standards

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. The Company also records a corresponding asset which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                         (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                                  (Unaudited)
                                 June 30, 2002

     adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company is required to adopt SFAS No. 143 on January 1, 2003. The Company believes that the adoption of SFAS No. 143 will not have a material impact on its financial statements.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections to existing pronouncements that are not substantive in nature. SFAS No. 145 will be adopted on January 1, 2003, except for the provisions relating to the amendment of SFAS No. 13 "Accounting for Leases," which will be adopted for transactions occurring subsequent to May 15, 2002. The Company believes that the adoption of SFAS No. 145 will not have a material impact on its financial statements.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force ("EITF") has set forth in the EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The scope of SFAS No. 146 also includes (1) costs related to terminating a contract that is not a capital lease and (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred compensation contract. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company believes that the adoption of SFAS No. 146 will not have a material impact on its financial statements.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                         (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                                  (Unaudited)
                                 June 30, 2002

(6)  Property and Equipment, Net

     Property and equipment, net consists of the following at June 30, 2002:

                                                   Estimated
                                                  Useful Lives       2002
                                                                  ---------
                                                                      $
     Leasehold improvements                       5-10 years        400,270
     PRESSPOiNT units                             3 years         1,075,934
     PRESSPOiNT unit molds                        3 years           871,305
     PRESSPOiNT unit parts and subassemblies           -            865,542
     Office furniture and equipment               3-5 years         487,157
     Automobiles                                  5 years            63,285
                                                                  ---------
                                                                  3,763,493
     Less: accumulated depreciation                                (711,038)
                                                                  ---------
                                                                  3,052,455
                                                                  =========

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                         (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                                  (Unaudited)
                                 June 30, 2002

(7)  Stockholders' Loans

     Stockholders' loans at June 30, 2002 consist of cash advances from major stockholders. No maturity or redemption schedule exists for these loans as it has been agreed between the Company and the respective stockholders that the loans not converted into common stock as of June 30, 2002, will be converted before the planned IPO. See further discussion in note 11.

     As the common stock issuances were not completed on or before June 30, 2002, the loans are classified as short-term. The loans include a note due to the controlling stockholder, who was also the managing director of the Company from inception through June 20, 2002, that has a stated annual interest rate of 6%.

     The development of stockholders' loans in the year 2002 can be detailed as follows:

                                                              2002
                                                           -----------
                                                                $
      Balance as at January 1, 2002                          5,012,612
      Additional advance during the year                     2,212,424
      Conversion into equity on March 1, 2002                 (610,744)
      Translation adjustments                                  506,013
                                                           -----------
      Balance as at June 30, 2002                            7,120,305
      Anticipated additional advance subsequent to
        June 30, 2002                                        2,723,251
      Anticipated conversion into equity subsequent to
        June 30, 2002                                       (8,919,870)
      Anticipated cash payment                                (923,686)
                                                           -----------
      Anticipated balance prior to IPO                               0
                                                           ===========

(8)  Loss Per Share

     Basic net loss per share is based upon the weighted average number of common shares outstanding during the period, which have been retroactively adjusted for the Company's February 2001 stock split effected in the form of a dividend and planned 12 for 1 stock split to occur prior to its planned IPO (note 11).

     In periods of losses, diluted net loss per share is also based upon the weighted average number of common shares outstanding during the period. As the Company had a loss for the six-month periods ended June 30, 2002 and 2001, the effect of the Company's common stock options as well as shares subject to stockholder loan conversion was anti-dilutive.

(9)  Acquisition

     On January 1, 2002, the Company acquired certain equipment with a fair value of approximately $150,427 and related know-how from a Netherlands-based division of a company in exchange for shares of the Company's common stock to be issued with an estimated fair value of $294,555. The know-how has been recorded as other assets and is being amortized straight-line over its estimated useful life of three years.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                         (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                                  (Unaudited)
                                 June 30, 2002

     The division has assembled the Company's PRESSPOiNTs since the Company's inception. The Company has entered into a lease agreement with the division's previous owner to use its production and storage warehouse facilities. The non-cancelable lease term is over five years with monthly minimal rental payments of $11,620 due through December 31, 2006.

(10) Related Party Transactions

     During the six-month period ended June 30, 2001, the Company incurred total management consulting costs of $41,828 paid to the controlling stockholder of the Company, who was also the managing director of the Company from inception through June 20, 2002. Amounts were recorded as selling, general and administrative expenses.

     In February 2001, the Company issued 6,807 shares of common stock to a company as compensation for locating an individual to invest in the Company, and for financial services provided. The financial services were rendered during 2000 and 2001 with services continuing through June 30, 2002. The estimated fair value of locating the investor has been offset against the share proceeds received from the Company. The Company has recorded the estimated fair value of the financial services provided in the six-month periods ended June 30, 2002 and 2001 as selling, general and administrative expenses.

     The Company out-sources its general accounting services to a company owned by a member of the Company's supervisory board. Total fees paid by the Company for these services were $5,737 and $5,867 for the six-month periods ended June 30, 2002 and 2001, respectively, which were recorded as selling, general and administrative expenses. There were no amounts payable to this company at June 30, 2002.

     The Company has an interest-bearing loan at June 30, 2002 with a shareholder as discussed in note 7. Total interest expense accrued on this note during the six-month periods ended June 30, 2002 and 2001 was $57,887 and $52,747, respectively.

     Other than as disclosed above and in note 7, the Company had not entered into any other transactions with related parties during the six-month periods ended June 30, 2002 and 2001.

                      PEPC WORLDWIDE N.V. AND SUBSIDIARIES
                         (a Development Stage Company)
                   Notes to Consolidated Financial Statements

                                  (Unaudited)
                                 June 30, 2002

(11) Subsequent Events

     Subsequent to June 30, 2002 and prior to the planned IPO, the Company will consummate various capital transactions including the conversion of the majority of loans from two stockholders into shares of common stock as follows.

     As of June 30, 2002, the outstanding balance due to the controlling stockholder was approximately (euro)2,500,000 ($2,464,000). The Company agreed with the controlling stockholder in July 2002 to convert, at estimated fair value, (euro)1,562,819( $1,540,314) of the loan value into 50,097 shares of common stock prior to closing of the IPO. The Company also plans to pay the remaining loan amount of (euro)937,181 ($923,686) due to the controlling stockholder prior to the closing of the IPO.

     As discussed in note 1, a significant stockholder has agreed to fund at least (euro)250,000 ($246,400) per month to the Company with the balance of the total commitment of (euro)7,714,264 ($7,603,179) due to the Company prior to the closing of the IPO. The Company agreed with the significant stockholder in July 2002 to convert, at estimated fair value,
     (euro)7,487,374 ($7,379,556) of the loan value into 148,655 shares of common stock prior to the closing of the IPO.

     As a result of the above capital transactions, the Company plans to issue 204,018 shares of common stock at a par value of (euro)0.10 to the stockholders and to record approximately (euro)9,245,000 ($9,112,000) to additional paid-in capital. Given these transactions and the 12 for 1 common stock split planned to be effected by the Company prior to the IPO, Company management expects its common shares issued and outstanding to be 8,158,008 at the IPO date.

     On September 11, 2002, the Company's purchased the global right, title and interest in and to NCR Corporation's patent "Newspaper vending machine with online connection" for $200,000. The agreement includes additional cash consideration to be paid by the Company to NCR upon the possible occurrence of certain events. In accordance with the agreement, the total additional consideration to be paid, if any, is capped at $200,000.

     The Company has filed a registration statement with the U.S. Securities and Exchange Commission on Form F-1 offering 1,000,000 units at an estimated initial offering price between $14 and $16 per unit (consisting of two shares of common stock and one common stock purchase warrant). Also, the Company intends to issue to the IPO's underwriters up to 115,000 warrants which enable the underwriters to acquire 115,000 units (as defined above) for 120% of the IPO unit offering price. Lastly, the underwriters may, under certain circumstances, purchase from the Company, up to an additional 15% of the number of units sold to the public, solely to cover over-allotments.

                                PEPC WORLDWIDE NV



                                   ----------
                                   PROSPECTUS
                                   ----------



                                                                 _________, 2002


     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or misrepresentations must not be relied upon as having been authorized by PEPC Worldwide NV. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of PEPC Worldwide NV since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

     Until _________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     Information Not Required in Prospectus

Item 6.  Indemnification of Directors and Officers.

     We have agreed to indemnify the persons described below against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in relation to any threatened, pending or completed action, suits or other proceedings, other than an action by us or on our behalf. We shall also indemnify those persons if they are threatened to be made a party to any threatened, pending or completed action or proceeding by or in our right to procure a judgment in their favor. We shall indemnify a person who acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and who is or was:

     o    a member of our supervisory board,

     o    a member of our management board,

     o    an officer or agent, or

     o was serving at our request as a member of our supervisory board, management board, or was an officer or agent of another company, a partnership, joint venture, foundation, trust or other enterprise.

     This indemnification generally will not be available if the person seeking indemnification acted with gross negligence or willful misconduct in the performance of their duty to us. A court in which an action is brought may, however, determine that indemnification is appropriate nonetheless.

Item 7.  Recent Sales of Unregistered Securities

     The following sets forth the Registrant's sale of its securities within the last three years, which securities were not registered under the Securities Act:

     1. Upon incorporation of the Registrant in October 1999, the Registrant sold 4,557,768 common shares to GMW Holding BV for an aggregate of $18,545.

     2. In July 2000, the Registrant sold an aggregate of 544,536 common shares to Hans Van Burken and Burest Holding B.V. ("Burest"), an entity controlled by Mr. Van Burken for $1,253,307 and sold 108,912 common shares to an employee for $167,108.

     3. In August 2000, a principal stockholder lent the Registrant $202,990 pursuant to an oral agreement. In February 2001, the loan was converted into 27,228 common shares.

     4. In the period from July 2000 through January 2001, Mr. Reijers and a third party loaned the Registrant $202,990 and $243,587, respectively, pursuant to oral agreements. In February 2001, each of these loans were converted into 54,456 common shares.

     5. On February 13, 2001, the Registrant sold 16,332 common shares to an individual in a private transaction for a $121,794 note receivable from the individual.

     6. During 2001, Burest loaned the Registrant $1,217,937 pursuant to an oral agreement. In December 2001, the loan was converted into 163,356 common shares.

     7. In February 2001, the Registrant issued 81,684 common shares to Rue du Roi Holding BV, a company controlled by Tricorp Capital Partners B.V. as a finders fee for locating an investor and for financial services performed.

     8. In December 2001, the Registrant sold 12,000 common shares in a private transaction to Westerveld Holdings B.V. for $81,195.

     9. From 2001 through February 2002, Burest loaned the Registrant $610,744 pursuant to an oral agreement. In March 2002, this loan was converted 89,064 common shares.

     10. Between February 2001 and April 2002, we borrowed a total of
(euro)3,600,000 ($3,548,160) from a principal stockholder pursuant to an oral agreement in which we agreed to convert the loan into common shares in the future. In July 2002, we entered into a written agreement with this stockholder which he and/or his designees agreed to contribute an additional (euro)3,900,000 ($3,843,840) in the form of convertible debt on an unsecured basis. The agreement provides that he will contribute at least (euro)250,000 ($246,400) to us on a monthly basis with the balance of his total contribution due prior to the closing of this offering. Prior to this offering, we will issue to him 1,783,860 common shares in exchange for the debt we owe him with the balance of the amount owed by him to be paid pursuant to the agreement.

     The above securities were all issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Regulation S under Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering, each recipient of securities having delivered appropriate investment representations to Registrant with respect thereto and having consented to the imposition of restrictive legends upon the certificates evidencing such securities.

Item 8.  Exhibits and Financial Statement Schedules.

(a)  Exhibits

    Exhibit
      No.           Description of Exhibit
---------------     ----------------------
1.1                 Form of Underwriting Agreement between PEPC Worldwide N.V.
                    and Noble International Investments, Inc. (1)
1.2                 Form of Underwriter's Warrant (1)
3.1                 Articles of Association, as amended (including an English
                    translation thereof) (1)
4.1                 Form of Warrant Agreement (1)
4.2                 Specimen Certificate of Common share (2)
4.3                 Form of Warrant Certificate (2)
5.1                 Opinion of Van Diepen Van der Kroef Advocaten
                    Dijsselhofplantsoen, Dutch counsel to the Registrant (2)
5.2                 Opinion of Broad and Cassel, United States counsel to the
                    Registrant (2)
10.1                Stock Option Plan*(1)
10.2                Employment Agreement between the Registrant and Raoul Maphar
                    (1)
10.3                Employment Agreement between the Registrant and Steve Mannen
                    (1)
10.4                Form of Distribution Agreement (1)
10.5                Form of Publishing Agreement (1)
10.6                Agreement with Cees Komen (1)
21.1                List of Subsidiaries of the Registrant (1)
23.1                Consent of Van Diepen Van der Kroef Advocaten
                    Dijsselhofplantsoen, Dutch counsel to the Registrant (filed as part of Exhibit 5.1)

23.2                Consent of Broad and Cassel (filed as part of Exhibit 5.2)
23.3                Consent of KPMG Accountants N.V. (1)
24.1                Power of Attorney (included in the signature page hereof)

----------
* Compensation plan

(1)  Filed herewith.
(2)  To be filed by amendment.


(b)  Financial Statement Schedules

No financial statement schedules are required

Item 9.  Undertakings

(a)  The registrant undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with this SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for purposes of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) To file a post-effective amendment to the registration statement to include any financial statements required by ss.210.3-19 at the start of any delayed offering or throughout a continuous offering.

(f) The registrant hereby undertakes to provide to the underwriter, at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of The Hague, the Netherlands, on September 26, 2002.

                                       PEPC WORLDWIDE N.V.


                                       By: /s/ Raoul Maphar
                                           -------------------------------------
                                           Raoul Maphar, Chief Executive Officer


                                Power of Attorney

     Each person whose signature appears below constitutes and appoints Raoul Maphar and Steve Mannen or any one of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

    Name and Signature                              Title                                   Date
    ------------------                              -----                                   ----
/s/ Raoul Maphar                             Chief Executive Officer                  September 26, 2002
---------------------------              (Principal Executive Officer)
Raoul Maphar

/s/ Steve Mannen                             Chief Operating Officer                  September 26, 2002
---------------------------
Steve Mannen

/s/ Niels Reijers                            Chief Financial Officer                  September 26, 2002
---------------------------       (Principal Financial and Accounting Officer)
Niels Reijers

/s/ Aad van der Flier                   Chairman of the Supervisory Board             September 26, 2002
---------------------------
Aad van der Flier

                                 Exhibit Index


    Exhibit
      No.           Description of Exhibit
---------------     ----------------------
1.1                 Form of Underwriting Agreement between PEPC Worldwide N.V.
                    and Noble International Investments, Inc.
1.2                 Form of Underwriter's Warrant
3.1                 Articles of Association, as amended (including an English
                    translation thereof)
4.1                 Form of Warrant Agreement
10.1                Stock Option Plan*
10.2                Employment Agreement between the Registrant and Raoul Maphar
10.3                Employment Agreement between the Registrant and Steve Mannen
10.4                Form of Distribution Agreement
10.5                Form of Publishing Agreement
10.6                Agreement with Cees Komen
21.1                List of Subsidiaries of the Registrant
23.3                Consent of KPMG Accountants N.V.